SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2010

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52089	36-4528166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor, Cambridge, MA 02142

(Address of principal executive offices)

(617) 475-1520
(Registrant’s telephone number, including area code)

Design Source, Inc., 100 Europa Drive, Suite 455, Chapel Hill, NC 27517

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

On October 4, 2010 Design Source, Inc., a Nevada corporation (“DS"), entered into an agreement and Plan of Merger (the "Merger Agreement") pursuant to which DS merged with its newly formed, wholly owned subsidiary, InVivo Therapeutics Holdings Corp. (“Merger Sub”), a Nevada corporation (the "ITHC Merger"). Upon the consummation of the ITHC Merger, the separate existence of Merger Sub ceased and DS, the surviving corporation in the ITHC Merger, became known as InVivo Therapeutics Holdings Corp. (“ITHC”).

As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the ITHC Merger was to effect a change of DS's name. Upon the filing of Articles of Merger (the "Articles of Merger") with the Secretary of State of Nevada on October 4, 2010 to effect the ITHC Merger, DS's articles of incorporation were deemed amended to reflect the change in DS's corporate name.

On October 26, 2010, InVivo Therapeutics Acquisition Corp. (“Acquisition Corp.”), a wholly-owned subsidiary of ITHC, merged (the “Merger”) with and into InVivo Therapeutics Corporation, a Delaware corporation (“InVivo”). InVivo was the surviving corporation of that Merger. As a result of the Merger, ITHC acquired the business of InVivo, and will continue the existing business operations of InVivo, as a wholly-owned subsidiary.

As used in this Current Report, the terms the “Company”, “we,” “us,” and “our” refer to InVivo Therapeutics Holdings Corp., the Nevada corporation, and its wholly-owned subsidiary InVivo, after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “ITHC” refers to InVivo Therapeutics Holdings Corp. (f/k/a Design Source, Inc.), the Nevada corporation, before giving effect to the Merger, and the term “InVivo” refers to InVivo Therapeutics Corporation, the Delaware corporation, before giving effect to the Merger.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This current report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 4.01	Changes in Registrant’s Certifying Accountant

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.06	Change in Shell Company Status

Item 9.01	Financial Statements and Exhibits

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement	5

Item 2.01.	Completion of Acquisition or Disposition of Assets	5

The Merger And Related Transactions		5

Description Of Business		11

Risk Factors		25

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations		43

Description Of Property		48

Security Ownership Of Certain Stockholders And Management		48

Directors And Executive Officers		49

Executive Compensation		55

Certain Relationships And Related Transactions		60

Description Of Capital Stock		62

Market For Common Equity And Related Stockholder Matters		66

Legal Proceedings		67

Recent Sales Of Unregistered Securities		67

Indemnification Of Officers And Directors		68

Part F/S		68

Index To Exhibits		69

Description of Exhibits		69

Item 3.02	Unregistered Sales of Equity Securities	69

Item 4.01	Changes in Registrant’s Certifying Accountant	69

Item 5.01	Changes in Control of the Registrant	70

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	70

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	70

Item 5.06	Change in Shell Company Status	70

Item 9.01	Financial Statements and Exhibits	70

Item 1.01.	Entry into a Material Definitive Agreement

On October 26, 2010, the Company entered into an Agreement and Plan of Merger and Reorganization, which we refer to in this Current Report as the “Merger Agreement”, and completed the Merger. For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 to this Current Report, which disclosures are incorporated into this item by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

THE MERGER AND RELATED TRANSACTIONS

The Merger

On October 26, 2010 (which we refer to as the “Closing Date”), ITHC, InVivo and Acquisition Corp. entered into the Merger Agreement and completed the Merger. Before their entry into the Merger Agreement, no material relationship existed between ITHC (or its Acquisition Corp. subsidiary) and InVivo. A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Pursuant to the Merger Agreement, on the Closing Date, Acquisition Corp., a wholly-owned subsidiary of ITHC, merged with and into InVivo, with InVivo remaining as the surviving entity.  ITHC acquired the business of InVivo pursuant to the Merger and will continue the existing business operations of InVivo as a wholly-owned subsidiary.

Simultaneously with the Merger, on the Closing Date all of the issued and outstanding shares of InVivo common stock converted, on a 13.7706 for 1 basis, into shares of the Company’s common stock (“Common Stock”). Also on the Closing Date, all of the issued and outstanding options to purchase shares of InVivo common stock, and the issued and outstanding Bridge Warrants (as defined below) to purchase shares of InVivo Common Stock, converted, respectively, into options (the “New Options”) and new bridge warrants (the “New Bridge Warrants”) to purchase shares of our Common Stock. The number of shares of Common Stock issuable under, and the price per share upon exercise of, the New Options and the New Bridge Warrants were calculated based on the terms of the original options and warrants of InVivo, as adjusted by the conversion ratio in the Merger, which is described in the Merger Agreement. The New Options will be administered under InVivo’s 2007 Stock Incentive Plan, which the Company assumed and adopted on the Closing Date in connection with the Merger.

On the Closing Date, an aggregate of 31,647,190 shares of Common Stock were issued to former InVivo stockholders and 5,915,561 Options and 600,000 New Bridge Warrants were issued to holders of outstanding InVivo options and warrants. The stockholders of ITHC before the Merger, without giving effect to the Offering (as defined below), retained 6,999,981 shares of Common Stock.

The Merger Agreement contains customary representations, warranties and covenants of ITHC, and, as applicable, Acquisition Corp., for like transactions. Breaches of representations and warranties are secured by customary indemnification provisions.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of ITHC before the Merger will be replaced with the historical financial statements of InVivo before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

Following closing of the Merger, our board of directors consists of five members. In keeping with the foregoing, on the Closing Date, Peter A. Reichard and Peter L. Coker, the directors of ITHC before the Merger, appointed Frank M. Reynolds, Richard J. Roberts, George Nolen, Christi M. Pedra and Adam K. Stern to fill vacancies on the board of directors, and Messrs. Reichard and Coker resigned their positions as directors. Also on the Closing Date, Messrs. Reichard and Coker, the officers of ITHC, resigned and new executive officers designated by InVivo were appointed. The officers and directors of the Company as of the Closing Date are identified in this Current Report under the heading “Directors and Executive Officers.”

Before the Merger, ITHC’s board of directors adopted the 2010 Equity Incentive Plan, which is expected to be submitted to the shareholders of the Company for approval during the twelve month period immediately following the closing of the Merger. The 2010 Equity Incentive Plan provides for the issuance of up to 3,500,000 shares of Common Stock as incentive awards granted to executive officers, key employees, consultants and directors. In addition, the Company assumed and adopted InVivo’s 2007 Stock Incentive Plan, and as described above option holders under that plan will be granted New Options to purchase Common Stock. No further options will be granted under the 2007 Stock Incentive Plan. The parties have taken all actions necessary to ensure that the Merger is treated as a tax free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of Common Stock to holders of InVivo’s capital stock in connection with the Merger was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

The Offering

Concurrently with the closing of the Merger and in contemplation of the Merger, the Company completed a private offering (the “Offering”) of 10,514,097 units of its securities (“Units”), at a price of $1.00 per Unit. Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock. The warrants (the “Investor Warrants”) are exercisable for a period of five years at a purchase price of $1.40 per share of Common Stock. The Offering was made only to accredited investors, as defined under Regulation D, Rule 501(a). On the Closing Date, the investors in the Offering collectively purchased 10,514,097 Units for total cash consideration of $10,514,097, which includes the conversion of $504,597 of principal of, and accrued interest on, Bridge Notes (as defined below).

The sale of Units (including the Common Stock, the Investor Warrants and the Common Stock underlying the Investor Warrants) in the Offering was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D and Regulation S as promulgated by the SEC. In the Offering, no general solicitation was made by us or any person acting on our behalf. The Units were sold pursuant to transfer restrictions, and the certificates for shares of Common Stock and Investor Warrants underlying the Units sold in the Offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.

The Company paid the Placement Agent (the name of which will be disclosed on a subsequent Current Report on Form 8-K) a commission of 10% of the funds raised from such investors in the Offering. In addition, the Placement Agent received a non-accountable expense allowance equal to 3% of the proceeds raised in the Offering as well as warrants to purchase a number of shares of Common Stock equal to 20% of the Units sold to investors in the Offering. As a result of the foregoing arrangement, at the initial closing of the Offering, the Placement Agent was paid commissions and expenses of $1,366,833 and was issued warrants to purchase (i) 2,102,819 shares of Common Stock at an exercise price of $1.00 per share and (ii) 2,102,819 shares of Common Stock at an exercise price of $1.40 per share.

The form of the Investor Warrant issued in the Offering is attached as Exhibit 4.3 to this Current Report and is incorporated herein by reference.

The Private Sale

Prior to the commencement of the Offering, InVivo completed a Bridge Financing, wherein it sold $500,000 in principal amount of its bridge notes (the “Bridge Notes”) and 36,310 bridge warrants (the “Bridge Warrants”) to accredited investors (the “Bridge Financing”). The Bridge Notes converted into 504,597 Units in the Offering. The 36,310 Bridge Warrants converted into 500,000 New Bridge Warrants, each exercisable at a price of $1.00 per share of Common Stock, upon the closing of the Merger. Holders of the New Bridge Warrants received the same registration rights with respect to the shares of common stock issuable upon exercise of such Warrants as the investors in the Offering. As consideration for locating investors to participate in the Bridge Financing, the Placement Agent received Warrants from InVivo that were exchanged on the closing of the Merger for Warrants to purchase 100,000 shares of Common Stock at a price of $1.00 per share. The Placement Agent also received, upon conversion of the Bridge Notes, compensation in the same amount as it received for other Units sold in the Offering. The Merger, the Offering, the Private Sale and the related transactions are collectively referred to in this Current Report as the “Transactions.”

Registration Rights

All of the securities issued in connection with the Transactions are “restricted securities,” and as such are subject to all applicable restrictions specified by federal and state securities laws.

On the Closing Date, the Company entered into a registration rights agreement with the investors in the Offering. Under the terms of the registration rights agreement, the Company has committed to file a registration statement covering the resale of the Common Stock underlying the Units and the Common Stock that is issuable on exercise of the Investor Warrants and the New Bridge Warrants (but not the Common Stock that is issuable upon exercise of the warrants issued as compensation to the Placement Agent in the Offering or in the Bridge Financing) within 90 days from the Closing Date (the “Filing Deadline”), and shall use commercially reasonable efforts to cause the registration statement to become effective no later than 180 days after it is filed (the “Effective Deadline”).

The Company has agreed to use reasonable efforts to maintain the effectiveness of the registration statement through the one year anniversary of the date the registration statement is declared effective by the SEC, or until Rule 144 of the Securities Act is available to investors in the Offering with respect to all of their shares, whichever is earlier. The Company will be liable for monetary penalties equal to equal to one-half of one percent (0.5%) of such holder’s investment in the Offering on every thirty (30) day anniversary of such Filing Deadline or Effectiveness Deadline failure until such failure is cured. The payment amount shall be prorated for partial thirty (30) day periods. The maximum aggregate amount of payments to be made by the Company as the result of such failures, whether by reason of a Filing Deadline failure, Effectiveness Deadline failure or any combination thereof, shall be an amount equal to 9% of each holder’s investment amount. Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the holder’s registrable securities may be sold by such holder under Rule 144 or pursuant to another exemption from registration.

Moreover, no such payments shall be due and payable with respect to any registrable securities the Company is unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the Securities Act. The holders of any registrable securities removed from the Registration Statement a result of a Rule 415 or other comment from the SEC shall have “piggyback” registration rights for the shares of Common Stock or Common Stock underlying such warrants with respect to any registration statement filed by the Company following the effectiveness of the Registration Statement which would permit the inclusion of these shares. The form of the registration rights agreement is attached as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Split-Off Agreement

Immediately after the closing of the Merger, ITHC split off its wholly-owned subsidiary, D Source Split Corp., a company organized under the laws of Nevada (“DSSC”). The split-off was accomplished through the sale of all outstanding shares of DSSC. In connection with the Split-Off, 14,747,554 (post-split) shares of Common Stock held by Peter Reichard, Lawrence Reichard and Peter Coker (the “Split-Off Shareholders”) were surrendered and cancelled without further consideration, other than the shares of DSSC.  An additional 1,014,490 (post-split) shares of Common stock were cancelled by a shareholder of ITHC for no consideration (the “Share Cancellation”). The assets and liabilities of ITHC were transferred to the Split-Off Shareholders in the Split-Off. The Company executed a split off agreement with the Split-Off Shareholders, a copy of which is attached as Exhibit 10.5 to this Current Report and is incorporated herein by reference.

Lock-up Agreements

In connection with the Merger, each of the officers, directors and holders of 5% or more of the Company’s Common Stock and certain employees and affiliates of the Placement Agent have agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their shares for a term equal to the earlier of (i) twelve (12) months from the Closing Date of the Merger; or (ii) six (6) months following the effective date of the Registration Statement registering the shares of Common Stock included in the Units as well as the shares of Common Stock issuable upon exercise of the Investor Warrants and the New Bridge Warrants.

Current Ownership

Immediately after giving effect to the Transactions, the Units sold in this Offering, the options granted under the 2007 Plan (that were assumed by the Company), and the warrants issued to the Placement Agent in connection with the Offering and the issuance of the New Bridge Warrants, there were issued and outstanding securities of the Company on the closing of the Transactions:

▪	49,161,268 shares of Common Stock;

▪	No shares of preferred stock;

▪	Options to purchase 5,915,615 shares of Common Stock granted under the 2007 Plan;

▪
Investor Warrants to purchase 10,514,097 shares of Common Stock at $1.40 per share issued to the investors in the Offering and warrants to purchase 2,102,819 shares of Common Stock at a price of $1.00 per share and 2,102,819 warrants exercisable at a price of $1.40 per share issued  to the Placement Agent  in connection with the Offering; and

▪
New Bridge Warrants issued to Bridge Investors to purchase 500,000 shares of Common Stock at $1.00 per share and warrants to purchase 100,000 shares of Common Stock exercisable at a price of $1.00 per share issued to the Placement Agent in connection with the Bridge Financing.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” and InVivo is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of InVivo, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of InVivo, historical operations of InVivo and operations of InVivo from the Closing Date of the Merger. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

DESCRIPTION OF BUSINESS

Immediately following the Merger, the business of InVivo became the business of the Company.

InVivo Therapeutics Corporation was founded to develop and commercialize groundbreaking technologies for the treatment of spinal cord injuries (“SCI”).  InVivo’s proprietary technology was co-invented by Robert S. Langer, ScD, Professor at Massachusetts Institute of Technology and Joseph P. Vacanti, MD, affiliated with Massachusetts General Hospital. The intellectual property rights that are the basis for InVivo’s products are licensed under an exclusive, world-wide license from Children’s Medical Center Corporation (“CMCC”) and Massachusetts Institute of Technology.

InVivo intends to create a new paradigm of care for SCI.  Current treatments consist of a collection of approaches that only focus on symptoms of SCI. To date, we are not aware of any product on the market that addresses the underlying pathology of a SCI.

Currently, there are no successful spinal cord injury treatment options for SCI patients. InVivo takes a novel approach to SCI and focuses on protection of the spinal cord and prevention of secondary injury rather than regeneration. InVivo’s platform technologies focus on minimizing tissue damage sustained following acute injury and promoting neural plasticity of the spared healthy tissue, which may result in full or partial functional recovery.  The technologies encompass multiple strategies involving biomaterials, U.S. Food & Drug Administration (“FDA”) approved drugs, growth factors, and human neural stem cells (“hNSCs”).  According to Eric J. Woodard, MD, our Chief Medical Officer, former Chief of Spine Surgery Brigham and Women’s Hospital, Department of Neurosurgery and Harvard Medical School, and current Chief of Neurosurgery at New England Baptist Hospital, InVivo’s approach could very likely become a standard treatment for both acute and chronic SCI.

The Technology

InVivo intends to leverage its primary platform technology to deliver three products to the market as follows:

1.	A biocompatible polymer scaffolding device to treat acute wound SCI.

2.	A biocompatible hydrogel for local controlled release of methylprednisolone to treat acute SCI.

3.	A biocompatible polymer scaffolding device seeded with autologous hNSCs to treat acute and chronic SCI.

InVivo products are biopolymer-based devices that are surgically implanted or injected into the lesion created during traumatic injury, or the “primary injury”. These scaffolding products protect the damaged spinal cord by mitigating the progression of “secondary injury” resulting from the body’s inflammatory and immune response to injury, and promote neuroplasticity, a process where functional recovery may occur through the rerouting of  signaling pathways to the spared healthy issue.  Achieving these results is essential to the recovery process, as secondary injury can significantly worsen the immediate damage sustained during trauma. The additional damage dramatically reduces patient quality of life post-SCI.

Additional applications of InVivo’s platform technologies include the potential treatment for, spinal cord injury following tumor removal, peripheral nerve damage, and postsurgical treatment of any transected nerve. Furthermore, because InVivo’s first product is an acellular and drug-free medical device, we expect the regulatory approval timeline may require just one year patient follow-up.

Market Opportunity

As we are aware of no current products on the market to achieve the therapeutic benefit expected with InVivo’s device, we believe that InVivo’s market opportunity is significant. By 2011, based on the Company’s estimates, the total addressable market for acute SCI will be approximately $10.4 billion annually based on multiplying the global incidence rate by an anticipated global price per unit of $44,000. Since 1973, the National Spinal Cord Injury Statistical Center (“NSCISC”) at the University of Alabama has been commissioned by the US government to maintain a national database of SCI statistics.  The NSCISC has projected an annual SCI incidence growth rate of 1% due to a growing US population and escalated societal risks that include faster highway speed limits, expanding participation in extreme sports, and increased gun ownership.

In the United States:

•	Approximately 1,275,000 people are currently living with paralysis due to SCI.

•	An additional 12,000 individuals will become fully or partially paralyzed this year alone.

Globally:

•	Over 5,200,000 people are living with spinal cord injuries,

•	More than 167,000 individuals will become fully or partially paralyzed this year alone.

The financial impact of SCI, as reported by the NSCISC, is enormous:

•	During the first year, “cost of care” ranges from $244,562 to $829,843, depending on the severity.

•	The net present value (“NPV”) to maintain a quadriplegic injured at age 25 for life is $3,273,270.

•	The NPV to maintain a paraplegic injured at age 25 for life is $1,093,669.

Sources: Christopher & Dana Reeve Foundation, and National Spinal Cord Injury Statistical Center. “One Degree of Separation: Paralysis and Spinal Cord Injury in the United States” 2010.

These costs place a tremendous financial burden on families, insurance providers, and government agencies.  Moreover, despite all financial investment, the patient remains disabled for life since current medical interventions address only the symptoms of SCI rather than the underlying neurological cause.

TABLE 1.  COST OF CARE FOR AN SCI PATIENT

	AVERAGE YEARLY EXPENSES (in 2009 dollars)		ESTIMATED LIFETIME COSTS BY AGE AT INJURY (NPV, Discounted at 2%)
SEVERITYOF INJURY	First Year	Each Subsequent Year	25 Years Old	50 Years Old
High Tetraplegia (C1-C4)	$829,843	$148,645	$3,273,270	$1,926,992
Low Tetraplegia (C5-C8)	$535,877	$60,887	$1,850,805	$1,172,070
Paraplegia	$303,220	$30,855	$1,093,669	$745,951
Incomplete Motor Functional at Any Level	$244,562	$17,139	$729,560	$528,726

Source: National Spinal Cord Injury Statistical Center; February 2010 edition of “Spinal Cord Injury Facts and Figures at a Glance.” All figures in US Dollars.

Note: tetraplegia is paralysis in the arms, legs and trunk of the body below the level of the spinal cord injury; paraplegia is paralysis of the lower part of the body including the legs.

 Creating a New Paradigm for SCI Treatment

InVivo intends to create a new paradigm for treating SCI.  Current methods consist of a collection of approaches that only focus on symptoms of SCI. To date, we are not aware of any product on the market that addresses the underlying pathology of SCI.

InVivo’s goal is to create a new paradigm for care by changing the way physicians treat SCI. InVivo’s technology aims to protect the spinal cord and minimize secondary injury that causes cell death while promoting neural plasticity of the spared healthy tissue, something no other product on the market is designed to do. InVivo’s products, if approved for commercialization, will be a new therapeutic class of products and will not compete with current treatment options (i.e. spinal fixation devices). Rather, it is expected that they will be complementary to these products, and the combination may create the best clinical outcome.

InVivo’s Planned First Product: A Scaffolding Device to Treat SCI

SCI involves not only initial cell death at the lesion due to mechanical impact but also a devastating secondary injury pathology that persists for several weeks (Figure 1).  We are focused on preventing this secondary cascade of cell death and promoting the subsequent repair and recovery processes.

FIGURE 1.  PROGRESSION OF SECONDARY INJURY (DAYS 2-30 POST-INJURY) (Fleming et al. 2006)

InVivo’s first product is a novel surgical device, designed for implantation into the lesion to treat acute open-wound SCI (Figure 2). InVivo’s recent results in primate studies are extremely promising. The scaffold was developed from polylactic-co-glycolic acid (PLGA), a biodegradable and biocompatible polymer, which is approved by the FDA for applications such as surgical sutures (Dolphin sutures and Ethicon sutures), drug delivery (Lupron Depot and Sandostatin LAR Depot), and tissue engineering (Dermagraft). This device degrades naturally inside the body over a desired time period to maximize efficacy without requiring subsequent removal.

FIGURE 2.  SCAFFOLD IMPLANTED INTO SCI LESION

In preventing the cascading inflammatory response or secondary injury, InVivo’s device is designed to perform four functions:

1.	Fill the necrotic lesion to minimize secondary injury, which may occur by inhibiting cell-cell signaling via inflammatory cytokines.

2.	Bridge the gap formed by the lesion, providing a matrix designed to promote regrowth and reorganization of neural elements (neurons and neurites).

3.	Act as a synthetic extracellular matrix, with the goal of promoting survival of surrounding neurons.

4.	Reduce scar formation (astrogliosis).

InVivo’s Polymer Technology Differentiator

InVivo intends to introduce the first biodegradable polymer scaffold without any other FDA regulated components for SCI treatment.  The current cell and drug-free nature of InVivo’s implantable device is expected to expedite InVivo’s regulatory approval timelines.  The device will be customized to fit inside a patient-specific lesion.

InVivo’s Planned Second Product: Local Controlled Release Drug Delivery

InVivo’s second intended product is an injectable hydrogel designed to counteract the inflammatory environment that results during a secondary injury from a closed-wound SCI where further cell death occurs. The hydrogel is designed to release drugs over at least 10 days in order to synchronize the rate of delivery to match the period in which the inflammatory response peaks during secondary injury.  While the hydrogel could incorporate other hydrophilic drugs or therapeutic agents that counteract secondary injury, promote neuroplasticity or support endogenous repair mechanisms, InVivo’s second product is designed to deliver the anti-inflammatory steroid methylprednisolone sodium succinate.  Methylprednisolone sodium succinate is FDA approved, and is currently a treatment option for SCI.  However, high-dose intravenous administration of the drug can result in harmful systemic side effects, including increased risks of pneumonia, sepsis and mortality.  By precisely controlling the release of methylprednisolone at the site of injury, we hypothesize that therapeutically effective doses can be delivered to the point of inflammation while mitigating the risk of harmful systemic side effects.

InVivo’s Planned Third Product: Polymer Scaffold Seeded with Autologous Human Neural Stem Cells

InVivo’s third intended product extends the biopolymer platform technology to treat both acute closed-wound and chronic SCI patients by seeding the patient’s own stem cells onto the scaffold and then inserting the scaffold into the injured spinal cord.  The scaffold acts as a synthetic extracellular matrix on which cells can be transplanted.

InVivo’s third product is intended to counteract the pathophysiology of SCI by:

1.	Replacing lost cells of the spinal cord.

2.	Activating endogenous regenerative processes such as the formation of new synapses and axonal sprouting based on molecules the stem cells produce.

PRE-CLINICAL RESULTS IN ANIMALS

InVivo has demonstrated the proof of concept for its SCI therapy in primate and rodent animal models.

Seminal Rodent Study – 2002

The first animal study for InVivo’s promising technology was performed in 2002 and published in the Proceedings of the National Academy of Sciences (PNAS, 2002, vol.99, no.5, 3024-9).  The implemented scaffold was designed to mimic the cellular architecture of the inner ‘grey’ matter and outer ‘white’ matter of the spinal cord (Figure 3).

FIGURE 3 (a) SCHEMATIC OF THE SCAFFOLD SHOWING INNER AND OUTER ARCHITECTURE. (b and c) INNER SCAFFOLDS SEEDED WITH HNSC (SCALE: 200 µM AND 50 µM, RESPECTIVELY). THE OUTER SECTION OF THE SCAFFOLD CONTAINS LONG, AXIALLY ORIENTED PORES FOR AXONAL GUIDANCE AS WELL AS RADIAL PORES TO ALLOW FLUID TRANSPORT WHILE INHIBITING THE IN-GROWTH OF SCAR TISSUE (SCALE: 100 µM). (e) SCHEMATIC OF SURGICAL INSERTION OF THE IMPLANT INTO THE SPINAL CORD.

The study demonstrated the impact of InVivo polymer-alone device (first product) and InVivo’s polymer with hNSC device (third product) in treating SCI (Figure 5).  The hNSCs augment the polymer scaffolding treatment.  The study also demonstrated that stem cells injected into the lesion without InVivo’s proprietary scaffold do not exert a therapeutic effect.  Comparable to the adhesion of cells to the body’s extracellular matrix, it is thought that the scaffolding device is necessary for the hNSCs to survive and function following transplantation.

Basso-Beattie-Bresnahan (BBB) scoring was used to evaluate open-field locomotion at one day post-surgery and weekly time points over the course of six weeks post-injury.  Results from the PLGA scaffold configured to treat SCI showed functional locomotive improvement as early as two weeks post injury.  While the study was stopped at the end of either week 8 or week 10, rodents were kept for over one year. Over this period, the subjects demonstrated sustainable functional recovery, and they exhibited no adverse pathological reactions to the product.  Since the rat has an average lifespan of two years, InVivo believes that the follow-up timeframe of over one year demonstrates the viability of its device.

Pilot Primate Study – 2008

We believe the non-human primate model is the best surrogate for how SCI products will work in humans.  To date, the PLGA scaffolding device has been evaluated in two primate studies. The first study was completed in 2008, is published in the Journal of Neuroscience Methods, and focused mainly on the assessment criteria following the model SCI. The second primate study which involved a larger number of primates also included collecting quantitative electromyographic and kinematic analyses.

In April 2008, InVivo conducted a non-human primate study for model SCI.  The experiment was designed as a pilot study to test the model injury’s suitability in assessing the therapeutic efficacy of InVivo’s technologies.  The study was conducted at the St. Kitts Biomedical Research Foundation in St. Kitts and Nevis. The surgeries were performed by Eric Woodard, MD, InVivo’s Chief Medical Officer, and Jonathan Slotkin, MD.  Dr. Woodard served as Chief of Spine Surgery at Harvard’s Brigham & Women’s Hospital for ten years and is currently Chief of Neurosurgery at Boston’s New England Baptist Hospital.  Dr. Slotkin has practiced at Harvard’s Brigham & Women’s Hospital and is currently a spine neurosurgeon at the Washington Brain and Spine Institute and a member of InVivo’s Scientific Advisory Board.

We utilized a lateral hemisection injury model in four African Green monkeys, in which the left-half segment of the spinal cord between T9 and T10 was surgically removed.  Following tissue removal, the InVivo patented device was inserted into the resulting lesion by InVivo’s Chief Medical Officer Dr. Eric Woodard (Figure 4).  The model resulted in Brown-Séquard syndrome: paralysis of the animals’ left hind limb and loss of sensory function in the animals’ right hind limb.  The model was successful in preserving bowel and bladder function in all animals.

FIGURE 4.  DEVICE INSERTED INTO HEMI-SECTION

Animals were monitored for six weeks post-injury, and behavioral scoring was performed to measure functional recovery by a neuroscientist blinded to the injury model or treatments performed on each subject.  Preliminary data uses a 20-point observational scale to assess the degree of functional recovery in the hind-limbs, where a score greater than 8 indicates the subject’s ability to bear weight and perform deliberate stepping (Figure 6).

Non-Human Primate Studies: Comparison of Results to Prior Rodent Study

FIGURE 5. IPSILATERAL-LESIONED SIDE BBB OPEN-FIELD WALKING SCORE FROM RODENT STUDY (Teng, Lavik, et al. 2002)	FIGURE 6. LEFT HINDLIMB NEUROMOTOR PERFORMANCE FROM ST. KITTS PRIMATE GREEN PILOT STUDY (2008) (SCAFFOLD + HNSC: N=2 EXPECT FOR DAY 1 & DAY 44, WHERE N=1; SCAFFOLD-ALONE: N=1, NO TREATMENT: N=1)

The two African Green monkeys that received scaffolds seeded with human neural stem cells (n=2, Figure 6) demonstrated an improved level of functional recovery compared to the control animal (n=1, Figure 6). These results mirrored the behavioral observations obtained in InVivo’s rodent study (n=12, Figure 5). Furthermore, implantation of the scaffold alone demonstrated improved efficacy in promoting functional recovery compared to the control in both one monkey (n=1, Figure 6) and in prior rodent studies (n=12, Figure 5).

2nd Primate Study 2010- Preclinical evaluation of biomaterial scaffolds and hydrogels in a model spinal cord injury in the African green monkey.

A segmental thoracic hemisection was used in African green monkeys for the evaluation of biomaterial implants in a pre-clinical model of spinal cord injury in the non-human primate. The model’s physiological tolerance permitted behavioral analyses for a 12-week period post-injury, extending to termination points for immunohistochemical analyses.

Implementation of surgically-induced spinal cord injury (SCI) through T9-T10 thoracic lateral hemisection on 16 African green monkeys with administration of a PLGA-polylysine scaffold (n=4), a PLGA-polylysine scaffold soaked in growth factors (EGF, bFGF, 15 μg each) (n=5), a thiol-acrylate poly(ethylene glycol) based hydrogel containing 150 μg methylprednisolone sodium succinate (n=4), or no treatment for control (n=4).  Implants were administered at the time of lesioning.  The objective was to determine the feasibility and reliability of this pre-clinical model of SCI, the safety and efficacy of the implants in a non-human primate model, as well as the establishment of assessment measures. Analysis of functional improvements was performed by statistical evaluation of 3D kinematic and electromyographic (EMG) recordings, a 0-20 neuromotor scoring system and histological and immunohistochemical stains on post-mortem spinal cord thoracic and lumbar cross-sections.

The neuromotor assessment by a blinded trained neuroscientist for each group over the twelve-week period for the left hind limb was charted (Figure 7).  All groups show an initial paralysis 2 days post-injury, confirming successful surgical induction of model Brown-Séquard syndrome.  The treatment groups exhibited an improved recovery compared to untreated injured controls on average.  Kinematic and EMG analyses exhibited the same trend.  While a limited number of subjects were studied and statistical power tests have not been completed, the results align with data from prior monkey and rodent studies.

FIGURE 7.  IPSILATERAL HINDLIMB TREADMILL HANDCAM NEUROMOTOR SCORE

Commercialization Strategy

Clinical Regulatory Plan

InVivo’s PLGA biopolymer scaffolding product is expected to be regulated as a Class III medical device by the FDA. The Company will be required to demonstrate safety and efficacy in a human clinical trial before it can submit a PMA for FDA approval. Before human clinical trials can commence, the Company is required to obtain FDA clearance to conduct the clinical trial under an Investigational Device Exemption (“IDE”). The Company has conducted a Pre-IDE meeting with the FDA to discuss the clinical trial and plans to submit an IDE to the FDA by the end of 2010.

The Company first plans to conduct a pilot clinical study to evaluate the device in ten acute open-wound SCI patients. The Company is also planning a larger follow on pivotal human study in acute SCI patients after the pilot study is completed.   The Company expects to have completed both the pilot study and the larger pivotal clinical trial by mid 2012.  The clinical development timeline is subject to a number of risks that could delay the filing of a PMA or cause a PMA never to be filed. These risks are described in the section entitled “Risk Factors and Special Considerations”. The estimated clinical development timeline to submission of a PMA for FDA approval is as follows:

FDA Clinical Development Plan for Polymer Scaffolding Device

The InVivo Therapeutics regulatory team is led by David Feigal, MD, a consultant to the Company and a member of the InVivo’s Business Advisory Board.  Dr. Feigal recently served as Vice-President, Regulatory at Amgen, Inc. and earlier was the number-two executive at the FDA from 1992 to 2006.  During his tenure, he was head of the FDA’s Center for Devices for five years and head of the Center for Biologics for five years.  For InVivo day-to-day handling of FDA processes, InVivo will hire a Director of Regulatory & Clinical Affairs who will be responsible for managing InVivo’s regulatory affairs.

Janice Hogan, a managing partner at Hogan & Lovells US LLP, serves as InVivo’s FDA consultant. Ms. Hogan has over twenty-five years of experience in representing spine industry companies to the FDA such as Johnson & Johnson’s DePuy Spine, Synthes Spine, Abbott Spine, Stryker Spine, and Medtronic Spine.

Manufacturing and Product Delivery Plan

We believe that the raw material polymers for our first device product can be readily obtained from suppliers that already have obtained FDA clearance to manufacture these components. The Company has developed a proprietary manufacturing process to create a uniform porous three-dimensional scaffolding structure for each device. The Company plans to purchase the raw material polymers from suppliers and then utilize its proprietary manufacturing process to create the final polymer scaffolding.  Proprietary manufacturing processes will include 3D printing and batch processes to create the scaffolds.  The Company’s intends to either establish a manufacturing facility or utilize a third-party to produce the polymer scaffolding and then package the final product.

InVivo’s product delivery process from the point of injury through patient rehabilitation is outlined below:

Trauma Center calls InVivo Hotline
Qualified InVivo Personnel performs Patient Assessment
InVivo Neurosurgical Specialist works to finalize Device Specifications
MRI Data and Device Sizing from Trauma Center
Scaffold Manufacturing (including future products)
Packaging
Estimated 4-6 hours
Transport
InVivo Neurospecialist delivers Product and provides OR Guidance
Operating Room: Device Implantation by CME trained Neurosurgeon
Post-Operative Care and Patient Rehabilitation

Sales and Marketing

The Company plans to sell its SCI product through a to-be-established direct sales force for major markets in the U.S and through distributors in foreign markets.   Primary international markets will include Europe and Japan. Since the product is novel and would most likely be the first therapeutic treatment for SCI, the Company will seek to gain acceptance with the physicians who are thought leaders in the SCI field and plans on utilizing a consultative selling approach. The direct sales force will focus its efforts on maximizing revenue through product training, placement and support. The Company will seek to establish strong relationships with orthopedic spine surgeons and neurosurgeons and expects to provide a high level of service for the products including providing on-site assistance and service during procedures at any time of day. The primary market channel for the product will be to emergency department physicians handling trauma cases. In addition, the Company will establish medical education programs to reach practioners in physical medicine and rehabilitation centers, and through patient advocacy groups. The Company will also establish Internet and other marketing approaches to reach SCI patients.

Intellectual Property

In July 2007, InVivo obtained a world-wide exclusive license (the “CMCC License”) to a broad suite of patents co-owned by M.I.T. and CMCC covering the use of a wide range of biopolymers to treat SCI, and to promote the survival and proliferation of human stem cells in the spinal cord.  In addition, they cover the use of biomaterials in combination with growth factors and drugs.  The CMCC License covers 10 issued US patents and 3 pending US patents as well as 67 international patents and 34 international patents pending.

The CMCC License provides InVivo intellectual property protection for the use of any biomaterial scaffolding used as an extracellular matrix substitute for treating SCI by itself or in combination with drugs, growth factors and human stem cells. The Company’s rodent studies have shown that human stem cells cannot proliferate and survive without the addition of the biopolymer scaffolding which serves as an extracellular matrix replacement and mimics the natural cellular architecture of the inner ‘grey’ and outer ‘white’ matter of the spinal cord.  We believe that any extracellular matrix developed to treat spinal cord injuries will infringe on the patents licensed to InVivo.  InVivo intends to defend all patents very aggressively.

The patents are the results of over a decade of research by Dr. Robert S. Langer, Professor of Chemical and Biomedical Engineering at M.I.T. and his research teams at M.I.T.’s Langer Lab. Dr. Langer is a prolific, world renowned inventor who is generally regarded to be the cofounder of the field of tissue engineering.

Under the CMCC License, InVivo has the right to sublicense the patents.  InVivo has full control and authority over the development and commercialization of the licensed products, including clinical trials, manufacturing, marketing, and regulatory filings and we own the rights to the data it generates. In addition InVivo has the first right of negotiation for a thirty-day period to any improvements to the intellectual property.

The CMCC License has a 15-year term, or as long as the life of the last expiring patent right, whichever is longer, unless terminated earlier by CMCC.  In connection with the CMCC License, InVivo submitted a 5-year plan with targets and projections to CMCC and MIT.  InVivo is required to meet the objectives in the plan, or else it is required to notify CMCC and revise the plan.  CMCC has the right to terminate the License for failures by InVivo to either notify CMCC when objectives will not be reached or revise the plan.

InVivo is required to pay certain fees and royalties under the CMCC License.  Specifically, InVivo was required to pay a license issue fee, which was paid at the execution of the CMCC License.  InVivo is also required to make milestone payment upon completing various phases of product development, including (i) upon FDA filing of first Investigational New Drug application and Investigational Device Exemption application; (ii) upon enrolling first patient in Phase II testing; (iii) upon enrolling first patient in Phase III testing; (iv) upon filing with the FDA of first New Drug Application or related applications, and; (v) upon first market approval in any country outside the US.  Each year prior to the release of a licensed product, InVivo is also required to pay a maintenance fee.  Further, InVivo is required to make payments based on sublicenses to manufacturers and distributors.  InVivo believes that it will have sufficient capital resources upon completion of the Merger to make all of such payments. In addition, following commercialization, InVivo is required to make ongoing royalty payments equal to a low single digit percentage of net sales of the licensed products.

Employees

We currently have 8 full-time employees. None of our employees are represented by a labor union, and we consider our employee relations to be good. We also utilize part-time employees and a number of consultants to assist with research and development and regulatory activities. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel.

Description of Property

Our executive officers are located in leased premises at One Broadway, 14th Floor, Cambridge, MA 02142 and our phone number is 617-475-1520.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

We anticipate that we will expend significant financial and managerial resources in the defense of our intellectual property rights in the future if we believe that our rights have been violated. We also anticipate that we will expend significant financial and managerial resources to defend against claims that our products and services infringe upon the intellectual property rights of third parties.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”).  Reports filed with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

RISK FACTORS AND SPECIAL CONSIDERATIONS

This Report contains forward-looking statements.

Information provided in this Report and in the annexed Exhibits may contain forward-looking statements, which reflect management’s current view with respect to future events and the Company’s performance.  Such forward-looking statements may include the estimated timeline for the Company to file for FDA approval, projections with respect to market size and acceptance, revenues and earnings, marketing and sales strategies, efficacy of its drugs and business operations.

InVivo operates in a highly competitive and highly regulated business environment. The Company’s business can be expected to be affected by government regulation, economic, political and social conditions, business’ response to new and existing products and services and services, technological developments and the ability to obtain and maintain patent and/or other intellectual property protection for its products and intellectual property.  The Company’s actual results could differ materially from management’s expectations because of changes both within and outside of the Company’s control.

Risks Related To Our Business and Our Industry

We have a limited operating history and it is difficult to predict our future growth and operating results.

InVivo was incorporated in Delaware in November 2005 and has a limited operating history and limited operations and assets.  Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties encountered by companies in the early stage of development.  As a development stage company, our development timelines have been and may continue to be subject to adjustments that could negatively affect our cash flow and ability to develop or bring products to market, if at all.  Predicting our future operating and other results is extremely difficult, if not impossible.

The Company’s prospects must be considered in light of inherent risks, expenses and difficulties encountered by all early stage companies, particularly companies in new and evolving markets.  These risks include, by way of example and not limitation, unforeseen capital requirements, unforeseen technical problems, delays in obtaining regulatory approvals, failure of market acceptance and competition from foreseen and unforeseen sources.

We have not generated any revenues to date and have a history of losses since inception.

InVivo has not generated any revenue to date and, through June 30, 2010, has incurred net losses of approximately $7,800,000 since its formation in 2005. It can be expected that the Company will continue to incur significant operating expenses and continue to experience losses in the foreseeable future. As a result, the Company cannot predict when, if ever, it might achieve profitability and cannot be certain that it will be able to sustain profitability, if achieved.

We will need substantial additional funding to develop our products and for our future operations. If we are unable to obtain the funds necessary to do so, we may be required to delay, scale back or eliminate our product development or may be unable to continue our business.

The development and approval to market and sell our product candidates will require a commitment of substantial funds, in excess of our current capital resources. Before we can market or sell any of our products, we will need to conduct costly and time-consuming research, which will include preclinical and clinical testing and regulatory approvals.  We anticipate the amount of operating funds that we use will continue to increase along with our operating expenses over at least the next several years as we plan to bring our products to market. While we believe our current capital resources will satisfy our planned capital needs for approximately 12 months, our future capital requirements will depend on many factors, including:

•	the progress and costs of our research and development programs, including our ability to develop our current portfolio of therapeutic products, or discover and develop new ones;
•	our ability, or our partners ability and willingness, to advance partnered products or programs;
•	the cost of prosecuting, defending and enforcing patent claims and other intellectual property rights;
•	the progress, scope, costs, and results of our preclinical and clinical testing of any current or future products;
•	the time and cost involved in obtaining regulatory approvals;
•	the cost of manufacturing our product candidates;
•	expenses related to complying with GMP manufacturing of product candidates;
•	costs of financing the purchases of additional capital equipment and development technologies;
•	competing technological and market developments;
•	our ability to establish and maintain collaborative and other arrangements with third parties to assist in bringing our products to market and the cost of such arrangements.

•	the amount and timing of payments or equity investments that we receive from collaborators and the timing and amount of expenses we incur;
•	costs associated with the integration of any new operation, including costs relating to future mergers and acquisitions with companies that have complementary capabilities;
•	expenses related to the establishment of sales and marketing capabilities for products awaiting approval or products that have been approved;
•	the level of our sales and marketing expenses; and
•	our ability to introduce and sell new products.

We cannot assure you that we will not need additional capital sooner than currently anticipated.  We will need to raise substantial additional capital to fund our future operations.  We cannot be certain that additional financing will be available on acceptable terms, or at all. In recent years, it has been difficult for companies to raise capital due to a variety of factors, which may or may not continue.  To the extent we raise additional capital through the sale of equity securities, the ownership position of our existing stockholders could be substantially diluted.  If additional funds are raised through the issuance of preferred stock or debt securities, these securities are likely to have rights, preferences and privileges senior to our Common Stock.  Fluctuating interest rates could also increase the costs of any debt financing we may obtain.

The Company’s products will represent new and rapidly evolving technologies.

The Company’s proprietary spinal cord injury treatment technology depends on new, rapidly evolving technologies and on the marketability and profitability of InVivo products. Approval by applicable regulatory agencies and commercialization of the Company’s spinal cord injury treatment technology could fail for a variety of reasons, both within and outside of its control. Furthermore, because there are no approved treatments for SCI, the regulatory requirements governing this type of product may be more rigorous or less clearly established than for other analogous products.

We license our core technology from CMCC and MIT, and we could lose our rights to this license if a dispute with CMCC or MIT arises or if we fail to comply with the financial and other terms of the license.

InVivo licenses the Patent Rights and core intellectual property from CMCC and MIT under the CMCC License. The CMCC License Agreement imposes certain payment, milestone achievement,  reporting, confidentiality and other obligations on InVivo. In the event that InVivo was to breach any of the obligations and fail to cure, CMCC would have the right to terminate the CMCC License Agreement upon notice. In addition, CMCC has the right to terminate the License Agreement upon the bankruptcy or receivership of InVivo. The termination of the CMCC License would have a material adverse affect on our business, as all of InVivo’s current product candidates are based on the Patent Rights and licensed intellectual property. If any dispute arises with respect to our arrangement with CMCC or MIT, such dispute may disrupt our operations and would likely have a material and adverse impact on us if resolved in a manner that is unfavorable to our Company.

The Company will face substantial competition.

The biotechnology industry in general is subject to intense competition and rapid and significant technological change. The Company has many potential competitors, including major drug companies, specialized biotechnology firms, academic institutions, government agencies and private and public research institutions. Many of these competitors have significantly greater financial and technical resources than us, superior experience and expertise in research and development, preclinical testing, designing and implementing clinical trials; regulatory processes and approvals; production and manufacturing; and sales and marketing of approved products.

Principal competitive factors in the Company’s industry include the quality and breadth of an organization’s technology; management of the organization and the execution of the organization’s strategy; the skill and experience of an organization’s employees and its ability to recruit and retain skilled and experienced employees; an organization’s intellectual property portfolio; the range of capabilities, from target identification and validation to drug and device discovery and development to manufacturing and marketing; and the availability of substantial capital resources to fund discovery, development and commercialization activities.

Large and established companies compete in the biotech market. In particular, these companies have greater experience and expertise in securing government contracts and grants to support their research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, manufacturing such products on a broad scale and marketing approved products.

Smaller or early-stage companies and research institutions may also prove to be significant competitors, particularly through collaborative arrangements with large and established biotech or other companies. The Company will also face competition from these parties in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and registering subjects for clinical trials.

In order to effectively compete, the Company will have to make substantial investments in development, testing, manufacturing and sales and marketing or partner with one or more established companies. There is no assurance that the Company will be successful in having its products approved or gaining significant market share for any of its products. The Company’s technologies and products also may be rendered obsolete or noncompetitive as a result of products introduced by its competitors.

We will require FDA approval before we can sell any of our products.

The development, manufacture and marketing of the Company’s products are subject to government regulation in the United States and other countries. In the United States and most foreign countries, the Company must complete rigorous preclinical testing and extensive human clinical trials that demonstrate the safety and efficacy of a product in order to apply for regulatory approval to market the product.

The Company’s biopolymer scaffolding device is expected to be regulated as a Class III medical device by the FDA. The steps required by the FDA before InVivo’s proposed medical device products may be marketed in the United States include performance of preclinical (animal and laboratory) tests; submissions to the FDA of an IDE (Investigational Device Exemption) which must become effective before human clinical trials may commence; performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product in the intended target population; performance of a consistent and reproducible manufacturing process intended for commercial use; Pre-Market Approval Application (“PMA”); and FDA approval of the PMA before any commercial sale or shipment of the product.

The processes are expensive and can take many years to complete, and the Company may not be able to demonstrate the safety and efficacy of its products to the satisfaction of such regulatory authorities. The start of clinical trials can be delayed or take longer than anticipated for many and varied reasons, many of which would be outside of the Company’s control. Safety concerns may emerge that could lengthen the ongoing trials or require additional trials to be conducted. Regulatory authorities may also require additional testing, and the Company may be required to demonstrate that its proposed products represent an improved form of treatment over existing therapies, which the Company may be unable to do without conducting further clinical studies. Moreover, if the FDA grants regulatory approval of a product, the approval may be limited to specific indications or limited with respect to its distribution. Expanded or additional indications for approved devices or drugs may not be approved, which could limit the Company’s potential revenues. Foreign regulatory authorities may apply similar limitations or may refuse to grant any approval. Consequently, even if the Company believes that preclinical and clinical data are sufficient to support regulatory approval for its product candidates, the FDA and foreign regulatory authorities may not ultimately grant approval for commercial sale in any jurisdiction. If the Company’s products are not approved, its ability to generate revenues will be limited and its business will be adversely affected.

We may experience delays in obtaining regulatory approval to commence our clinical trials and/or to sell our products.

Delays in or not obtaining regulatory approval can be extremely costly in terms of lost sales opportunities, losing any potential marketing advantage of being early to market and increased trial costs.

The Company faces the risks that its planned filing of an Investigational Device Exemption (IDE) to commence human trials may not be approved in a timely matter or at all, the results of its human clinical trials, if approved for commencement, may be inconsistent with the results obtained in preclinical studies, its animal trials or clinical trials of similar products, or that the results obtained in later phases of clinical trials may be inconsistent with those obtained in earlier phases. A number of companies in the biomedical and product development industry have suffered significant setbacks in advanced clinical trials, even after experiencing promising results in early animal and human testing.

Regulatory agencies may require the Company or its collaborators to delay, restrict or discontinue clinical trials on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk.

All statutes and regulations governing the conduct of clinical trials are subject to change in the future, which could affect the cost of such clinical trials. Any unanticipated costs or delays in the Company’s clinical studies could delay its ability to generate revenues and harm its financial condition and results of operations.

The results seen in animal testing of our product candidates may not be replicated in humans.

Although the Company has obtained some results from preclinical testing of our intended products in animals, but we may not see positive results when any of our product candidates undergo clinical testing in humans in the future.  Success in preclinical studies or completed clinical trials does not ensure that later studies or trials, including continuing preclinical studies and large-scale clinical trials, will be successful nor does it necessarily predict future results.  The rate of failure is quite high, and many companies in the biotechnology industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials.  Product candidates may fail to show desired safety and efficacy in larger and more diverse patient populations in later stage clinical trials, despite having progressed through early stage trials.  Negative or inconclusive results from any of our ongoing preclinical studies or clinical trials could result in delays, modifications, or abandonment of ongoing or future clinical trials and the termination of our development of a product candidate.  Additionally, even if we are able to successfully complete clinical trials, the FDA still may not approve our product candidates.

Our products are in an early stage of development and we currently have no therapeutic products approved for sale.  Our product candidates require additional research, development, testing, expert reviews and/or regulatory approvals before marketing.  We may be unable to develop, obtain regulatory approval or market any of our product candidates.  If our product candidates are delayed or fail, our financial condition will be negatively affected, and we may have to curtail or cease our operations.

We currently do not sell any approved therapeutic products and do not expect to have any products commercially available for at least two years, if at all.  We are subject to all of the uncertainties and complexities affecting an early stage biotechnology company. Our product candidates require additional research and development, preclinical testing, clinical testing and regulatory review and/or approvals clearances before marketing.  Our strategy of using our technologies for the development of therapeutic products involves new approaches, some of which are unproven.  To date, no one to our knowledge has developed or commercialized any therapeutic products using our technologies and we might never commercialize any product using our technologies and strategy.  There are many reasons that our product candidates may fail or not advance to commercialization, including the possibility that our product candidates may be ineffective, unsafe or associated with unacceptable side effects; our product candidates may fail to receive the necessary regulatory approvals or otherwise fail to meet applicable regulatory standards; our product candidates may be too expensive to develop, manufacture or market; other parties may hold or acquire proprietary rights that could prevent us or our potential collaborators from developing or marketing our product candidates; physicians, patients, third-party payers or the medical community in general may not accept or use our contemplated products; our potential collaborators may withdraw support for or otherwise impair the development and commercialization of our product candidates; or others may develop equivalent or superior products.

If our current product candidates are delayed or fail, or we fail to successfully develop and commercialize new product candidates, our financial condition will be negatively affected, and we may have to curtail or cease our operations.

Approval to promote, manufacture and/or sell our products, if granted, will be limited and subject to continuing review.

Even if a product gains regulatory approval, such approval is likely to limit the indicated uses for which it may be marketed, and the product and the manufacturer of the product will be subject to continuing regulatory review, including adverse event reporting requirements and the FDA’s general prohibition against promoting products for unapproved uses. Failure to comply with any post-approval requirements can, among other things, result in warning letters, product seizures, recalls, substantial fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecutions. Any of these enforcement actions, any unanticipated changes in existing regulatory requirements or the adoption of new requirements, or any safety issues that arise with any approved products, could adversely affect the Company’s ability to market products and generate revenues and thus adversely affect its ability to continue InVivo’s business.

The Company also may be restricted or prohibited from marketing or manufacturing a product, even after obtaining product approval, if previously unknown problems with the product or its manufacture are subsequently discovered and the Company cannot provide assurance that newly discovered or developed safety issues will not arise following any regulatory approval. With the use of any treatment by a wide patient population, serious adverse events may occur from time to time that initially do not appear to relate to the treatment itself, and only if the specific event occurs with some regularity over a period of time does the treatment become suspect as having a causal relationship to the adverse event. Any safety issues could cause the Company to suspend or cease marketing of its approved products, possibly subject it to substantial liabilities, and adversely affect its ability to generate revenues.

We will be required to obtain international regulatory approval to market and sell our products outside of the United States.

The Company intends to also have its product candidates marketed outside the United States. In order to market products in the European Union and many other non-U.S. jurisdictions, the Company must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The Company may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory agencies in other foreign countries or by the FDA. However, a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in other jurisdictions, including approval by the FDA. The failure to obtain regulatory approval in foreign jurisdictions could harm the Company’s business.

The Company will depend upon strategic relationships to develop, exploit and manufacture its products.

The near and long-term viability of the Company’s products will depend in part on its ability to successfully establish new strategic collaborations with biotechnology companies, hospitals, insurance companies and government agencies. Establishing strategic collaborations is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of the Company’s financial, regulatory or intellectual property position. If the Company fails to establish a sufficient number of collaborations on acceptable terms, it may not be able to commercialize its products or generate sufficient revenue to fund further research and development efforts.

Even if the Company establishes new collaborations, these relationships may never result in the successful development or commercialization of any product candidates for several reasons both within and outside of the Company’s control.

InVivo will require quantities of manufactured product and may require third party manufacturers to fulfill some its inventory requirements.

Completion of InVivo’s clinical trials and commercialization of InVivo’s products will require access to, or development of, facilities to manufacture a sufficient supply of InVivo’s product or other product candidates. If InVivo is unable to manufacture its products in commercial quantities, then it will need to rely on third parties. These third-party manufacturers must also receive FDA approval before they can produce clinical material or commercial products. InVivo’s products may be in competition with other products for access to these facilities and may be subject to delays in manufacture if third parties give other products greater priority. In addition, InVivo may not be able to enter into any necessary third-party manufacturing arrangements on acceptable terms, or on a timely basis. Failure by InVivo to manufacture products on a timely basis for clinical trials or for commercial needs will have a material adverse affect on the Company.

The Company will rely upon third parties for laboratory testing, animal and human studies.

The Company has been and will continue to be dependent on third-party contract research organizations to conduct some of its laboratory testing, animal and human studies. If the Company is unable to obtain any necessary testing services on acceptable terms, it may not complete its product development efforts in a timely manner. If the Company relies on third parties for laboratory testing and/or animal and human studies, it may lose some control over these activities and become too dependent upon these parties. These third parties may not complete testing activities on schedule or when the Company requests. The Company may not be able to secure and maintain suitable contract research organizations to conduct its laboratory testing and/or animal and human studies. The Company is responsible for confirming that each of its clinical trials is conducted in accordance with its general plan and protocol. Moreover, the FDA and foreign regulatory agencies require the Company to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. The Company’s reliance on third parties does not relieve it of these responsibilities and requirements. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to the Company’s clinical protocols or regulatory requirements or for other reasons, the Company pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and the Company may not be able to obtain regulatory approval for its product candidates.

The Company may have product liability exposure.

The Company will have exposure to claims for product liability. Product liability coverage is expensive and sometimes difficult to obtain. The Company may not be able to obtain or maintain insurance at a reasonable cost. There can be no assurance that existing insurance coverage will extend to other products in the future. Any product liability insurance coverage may not be sufficient to satisfy all liabilities resulting from product liability claims. A successful claim may prevent the Company from obtaining adequate product liability insurance in the future on commercially desirable items, if at all. Even if a claim is not successful, defending such a claim would be time-consuming and expensive, may damage the Company’s reputation in the marketplace, and would likely divert management’s attention.

There are a limited number of suppliers that can provide materials to the Company.

The Company may rely on third-party suppliers and vendors for some of the materials used in the manufacture of InVivo’s product or other of its product candidates. Any significant problem experienced by one of InVivo’s suppliers could result in a delay or interruption in the supply of materials to InVivo until such supplier resolves the problem or an alternative source of supply is located. Any delay or interruption could negatively affect InVivo’s operations.

The Company’s products are new and will require market acceptance.

Even if the Company receives regulatory approvals for the commercial sale of its product candidates, the commercial success of these product candidates will depend on, among other things, their acceptance by physicians, patients, third party payers such as health insurance companies and other members of the medical community as a therapeutic and cost-effective alternative to competing products and treatments. If the Company’s product candidates fail to gain market acceptance, it may be unable to earn sufficient revenue to continue its business. Market acceptance of, and demand for, any product that the Company may develop and commercialize will depend on many factors, both within and outside of the Company’s control. If the Company’s product candidates do not become widely accepted by physicians, patients, third party payers and other members of the medical community, its business, financial condition and results of operations would be materially and adversely affected.

Physicians and hospitals will require training in order to utilize the Company’s products.

The Company’s products have not been utilized in the past for SCI treatment. As is typical in the case of a new and rapidly evolving technology or medical treatment, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk.  In addition, physicians and hospitals will need to establish training and procedures to utilize and implement the Company’s products. There can be no assurance that these parties will adopt the Company’s products or that they develop sufficient training and procedures to properly utilize the Company’s products.

The Company’s success will depend upon the level of third party reimbursement for the cost of its products to users.

The Company’s successes may depend, in part, on the extent to which reimbursement for the costs of therapeutic products and related treatments will be available from third-party payers such as government health administration authorities, private health insurers, managed care programs, and other organizations. Over the past decade, the cost of health care has risen significantly, and there have been numerous proposals by legislators, regulators, and third-party health care payers to curb these costs. Some of these proposals have involved limitations on the amount of reimbursement for certain products. Similar federal or state health care legislation may be adopted in the future and any products that the Company or its collaborators seek to commercialize may not be considered cost-effective. Adequate third-party insurance coverage may not be available for the Company to establish and maintain price levels that are sufficient for the Company to continue its business or for realization of an appropriate return on investment in product development.

We will be subject to environmental, health and safety laws.

The Company is subject to various laws and regulations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and humans, emissions and wastewater discharges, and the use and disposal of hazardous or potentially hazardous substances used in connection with its research, including infectious disease agents. The Company also cannot accurately predict the extent of regulations that might result from any future legislative or administrative action. Any of these laws or regulations could cause the Company to incur additional expense or restrict its operations.

Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair the Company’s research, development or production efforts.

Our products could be subject to claims for patent infringement.

The Company’s success in large part depends on its ability to maintain the proprietary nature of its licensed technology and trade secrets. To do so, the Company and its licensors must prosecute and maintain existing patents, obtain new patents and pursue trade secret and other intellectual property protection. The Company also must operate without infringing the proprietary rights of third parties or allowing third parties infringe its rights. The Company’s research, development and commercialization activities, including any product candidates or products resulting from these activities, may infringe or be claimed to infringe patents owned by third parties and to which the Company does not hold licenses or other rights.

There may be rights that the Company is not aware of, including applications that have been filed but not published that, when issued, could be asserted against the Company. These third parties could bring claims against the Company that would cause it to incur substantial expenses and, if successful, could cause the Company to pay substantial damages. Further, if a patent infringement suit were brought against the Company, it could be forced to stop or delay research, development, manufacturing or sales of the product or biologic treatment candidate that is the subject of the suit.

In addition, competitors may infringe the Company’s patents or the patents of its collaborators or licensors. As a result, the Company may be required to file infringement claims to counter infringement for unauthorized use. This can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent licensed or owned by the Company is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that the Company’s licensed or owned patents do not cover its technology. An adverse determination of any litigation or defense proceedings could put one or more of the Company’s licensed or owned patents at risk of being invalidated or interpreted narrowly and could put the Company’s licensed or owned patent applications at the risk of not issuing.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of the Company‘s trade secrets or other confidential information could be compromised by disclosure during this type of litigation.

The Company will rely on a combination of patent, trademark, copyright and trade secret laws, as well as confidentiality agreements, license agreements and technical measures to protect its proprietary rights.

The Company will rely on a combination of patent, trademark, copyright and trade secret laws, as well as confidentiality agreements, license agreements and technical measures to protect its proprietary rights.  There can be no assure that any of its patents, means and methods won’t infringe on the intellectual property rights of others. In addition, some of the Company’s proprietary information may not be patentable, and there can be no assurance that others will not utilize similar or superior solutions to compete with the Company. The Company cannot guarantee that it will develop proprietary products and services or processes that are patentable, and that if issued, any patent will give a competitive advantage or that such patent will not be challenged by third parties, or that the patents of others will not have a material adverse effect on the Company’s ability to do business.  The Company intends to register certain trademarks in, or claim certain trademark rights in, the United States and/or foreign jurisdictions.  The Company cannot assure that its means of protecting its proprietary rights will suffice or that the Company’s competitors will not independently develop competitive technology or duplicate processes or design around patents or other intellectual property rights issued to the Company.

Our ability to raise capital as required may be difficult given the current condition of the capital and credit markets.

The Company is likely in the future to seek to access the capital markets for capital for its capital needs. Traditionally, biotech companies have funded their research and development expenditures through raising capital in the equity markets. Declines and uncertainties in these markets over the past few years have severely restricted raising new capital and have affected companies’ ability to continue to expand or fund existing research and development efforts. The Company will require significant capital beyond its current resources for research and development for its product candidates and clinical trials. The general economic and capital market conditions, both in the United States and worldwide have deteriorated significantly and will adversely affect the Company’s access to capital and may increase the cost of capital. If these economic conditions continue or become worse, the Company’s future cost of equity or debt capital and access to the capital markets could be adversely affected. As a result of the current volatile and unpredictable global economic situation, there may be a disruption or delay in the performance of the Company’s third-party contractors and suppliers. If such third-parties are unable to adequately satisfy their contractual commitments to the Company in a timely manner, its business could be adversely affected.

We have never declared any dividends and do not expect to declare any in the near future.

The Company has never paid cash dividends on its common stock. It is currently anticipated that the Company will retain earnings, if any, for use in the development of InVivo’s business and does not anticipate paying any cash dividends in the foreseeable future.

We are dependent on our management and other key personnel.

The Company depends on its senior executive officers as well as key scientific and other personnel. The loss of any of these individuals could harm the Company’s business and significantly delay or prevent the achievement of research, development or business objectives. Competition for qualified employees is intense among biotechnology companies, and the loss of qualified employees, or an inability to attract, retain and motivate additional highly skilled employees could hinder the Company’s ability to successfully develop marketable products.

The Company’s future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled scientific, technical, marketing, managerial and financial personnel. Although the Company will seek to hire and retain qualified personnel with experience and abilities commensurate with the needs of the Company, there is no assurance that the Company will succeed despite their collective efforts. The loss of the services of any of the principal members of the Company's management or other key personnel could hinder the Company's ability to fulfill its business plan and further develop and commercialize its products and services. Competition for personnel is intense, and any failure to attract and retain the necessary technical, marketing, managerial and financial personnel would have a material adverse effect on the Company’s business, prospects, financial condition and results of operations. Although we presently do not maintain “key person” life insurance policies on any of our personnel, we intend to obtain key man insurance on Frank Reynolds, our Chairman, CEO and CFO, of at least $2 million, shortly following the date of this Report.

InVivo’s audited financial statements express substantial doubt about its ability to continue as a going concern, which may hinder its ability to obtain future financing.

InVivo’s financial statements for the year ended December 31, 2009 have been prepared assuming that it will continue as a going concern. InVivo’s ability to continue as a going concern is raised as a result of no revenues and recurring losses from operations since its inception and working capital deficiency. InVivo will continue to experience net operating losses. Its ability to continue as a going concern is subject to its ability to generate a profit and/or obtain necessary funding from outside sources, increasing sales or obtaining loans and grants from various financial institutions where possible. InVivo’s continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Risks Related to Our Common Stock; Liquidity Risks

Our securities are “Penny Stock" and subject to specific rules governing their sale to investors.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for Company’s shareholders to sell shares of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no recent trading activity in our Common Stock and there is no assurance that an active market will develop in the future.

There is no recent trading activity in our Common Stock. Further, although the Common Stock is currently quoted on the OTC Bulletin Board, trading of our Common Stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, the Common Stock. There can be no assurance that following the Transactions, a more active market for the Common Stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of the Common Stock, and would likely have a material adverse effect on the market price of the Common Stock and on our ability to raise additional capital.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our Common Stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf in the future.

Compliance with the reporting requirements of federal securities laws can be expensive.

The Company is a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act.  The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial.  In addition, the Company will incur substantial expenses in connection with the preparation of the Registration Statement and related documents with respect to the registration of resales of the Common Stock sold in the Offering.

We do not currently have a separate Chief Financial Officer.

We do not currently have a separate Chief Financial Officer.  Our Chief Executive Officer is also functioning as our Chief Financial Officer.  Although we are currently seeking to retain a Chief Financial Officer, there can be no assurance we will be able to retain a suitable candidate on acceptable terms.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for the Company to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of its Common Stock.

The Company may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. The Company may have difficulty attracting and retaining directors with the requisite qualifications. If the Company is unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or retain listing of our shares of Common Stock on any stock exchange (assuming the Company elects to seek and are successful in obtaining such listing) could be adversely affected.

The Company may have undisclosed liabilities and any such liabilities could harm the Company’s revenues, business, prospects, financial condition and results of operations.

Even though the assets and liabilities of ITHC were transferred to the Split-Off Shareholders in the Split-Off, there can be no assurance that the Company will not be liable for any or all of such liabilities. Any such liabilities of ITHC that survive the Split-Off could harm the Company’s revenues, business, prospects, financial condition and results of operations upon the Company’s acceptance of responsibility for such liabilities.

The transfer of the operating assets and liabilities to DSSC, coupled with the Split-Off of DSSC, will result in taxable income to the Company in an amount equal to the difference between the fair market value of the assets transferred and ITHC's tax basis in the assets.  Any gain recognized, to the extent not offset by the Company's net operating loss carryforward, if any, will be subject to federal income tax at regular corporate income tax rates.

Our Convertible Notes converted into common stock based on valuations pursuant to the terms of the Convertible Notes. InVivo cannot guarantee that all holders of the Convertible Notes will agree with the valuation used for conversion.

Prior to the Offering, InVivo sold an aggregate of $4,181,000 of Convertible Notes to investors. These Convertible Notes, by their terms, all converted into InVivo common stock prior to the consummation of the Transactions.  The Convertible Notes provide for conversion based on a company-determined valuation as stipulated per the provisions of the Convertible Notes. While InVivo is of the belief that it properly valued the conversion valuation for the Convertible Notes pursuant to their terms, there can be no assurance that InVivo was correct in such assessment. To date, certain investors have disputed the Company’s conversion valuation methodology and one investor has threatened to sue the Company based upon the conversion valuation. There can be no assurance that other investors who purchased Convertible Notes will not also dispute the valuation or commence litigation against InVivo.

If the Company fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results or detect fraud. Consequently, investors could lose confidence in the Company’s financial reporting and this may decrease the trading price of its stock.

The Company must maintain effective internal controls to provide reliable financial reports and detect fraud. The Company has been assessing its internal controls to identify areas that need improvement. It is in the process of implementing changes to internal controls, but has not yet completed implementing these changes. Failure to implement these changes to the Company’s internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm its operating results and cause investors to lose confidence in the Company’s reported financial information.  Any such loss of confidence would have a negative effect on the trading price of the Company’s stock.

The price of the Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of the Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in the Company’s operating results;

•	announcements of developments by the Company or its competitors;

•	the timing of IDE approval, the completion and/or results of the Company’s clinical trials

•	regulatory actions regarding the Company’s products

•	announcements by the Company or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting the Company’s industry;

•	additions or departures of key personnel;

•	introduction of new products by the Company or its competitors;

•	sales of the Company’s Common Stock or other securities in the open market; and

•	other events or factors, many of which are beyond the Company’s control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against the Company, whether or not successful, could result in substantial costs and diversion of its management’s attention and resources, which could harm the Company’s business and financial condition.

Investors may experience dilution of their ownership interests because of the future issuance of additional shares of the Common Stock.

In the future, the Company may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of its present stockholders. The Company may also issue additional shares of its Common Stock or other securities that are convertible into or exercisable for Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of Common Stock may create downward pressure on the trading price of the Common Stock.  There can be no assurance that the Company will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of the Common Stock is currently traded on the OTC Markets.

The Common Stock is controlled by insiders.

The Company’s officers and directors beneficially own approximately 36.7% of our outstanding shares of Common Stock.  Such concentrated control of the Company may adversely affect the price of its Common Stock.  Investors who acquire Common Stock may have no effective voice in the management of the Company.  Sales by insiders or affiliates of the Company, along with any other market transactions, could affect the market price of the Common Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with InVivo’s historical financial statements and the related notes. The management’s discussion and analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Current Report. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report.

As the result of the Transactions and the change in business and operations of the Company from a shell company to a biotechnology company, a discussion of the past financial results of ITHC is not pertinent, and the financial results of InVivo, the accounting acquirer, are considered the financial results of the Company on a historical and going-forward basis.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The discussion and analysis of InVivo’s financial condition and results of operations are based on InVivo’s financial statements, which InVivo has prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires InVivo to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, InVivo evaluates such estimates and judgments, including those described in greater detail below. InVivo bases its estimates on historical experience and on various other factors that InVivo believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Results of Operations

Critical Accounting Policies

Our financial statements, which appear at Item 9.01(a), have been prepared in accordance with accounting principles generally accepted in the United States, which require that the Company make certain assumptions and estimates and, in connection therewith, adopt certain accounting policies. Our significant accounting policies are set forth in Note 2 to our financial statements. Of those policies, we believe that the policies discussed below may involve a higher degree of judgment and may be more critical to an accurate reflection of our financial condition and results of operations.

Stock-Based Compensation

Stock options are generally granted with an exercise price at market value at the date of the grant. The stock options generally expire ten years from the date of grant. Stock option awards vest upon terms determined by the Board of Directors

The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees, non-employees and directors as an expense in the statement of operations over the service period based on a measurement of fair value for each stock-based award.

The fair value of InVivo common stock has been determined based on a number of factors including the stage of development of the Company, the value of Company’s common stock sold to outside investors and the market value of other medical device companies in a similar stage of development.

The fair value of each option grant was estimated as of the date of grant using the Black-Scholes option-pricing model.  The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. Due to its limited operating history and limited number of sales of its common stock, the Company estimated its volatility in consideration of a number of factors including the volatility of comparable public companies. The Company uses historical data, as well as subsequent events occurring prior to the issuance of the financial statements, to estimate option exercise and employee termination within the valuation model. The expected term of options granted under the Company’s stock plans, all of which qualify as “plain vanilla,” is based on the average of the contractual term (generally 10 years) and the vesting period (generally 48 months) as permitted under SEC Staff Accounting Bulletin Nos. 107 and 110. The risk-free rate is based on the yield of a U.S. Treasury security with a term consistent with the option.

The following assumptions were used to estimate the fair value of stock options granted using the Black-Scholes option pricing model:

	Six Months Ended	Years Ended December 31,
	June 30, 2010	2009	2008
	(unaudited)
Risk-free interest rate	3.24%	2.68%	3.24%
Expected dividend yield	0%	0%	0%
Expected term (employee grants)	7.45	6.25	7.75
Expected volatility	49.15%	50.10%	49.15%

We review our financial reporting and disclosure practices and accounting policies on an ongoing basis to ensure that our financial reporting and disclosure system provides accurate and transparent information relative to the current economic and business environment. As part of the process, the Company reviews the selection, application and communication of critical accounting policies and financial disclosures. The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires that our management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We review our estimates and the methods by which they are determined on an ongoing basis. However, actual results could differ from our estimates.

Results of Operations

Research and development expenses consist primarily of payments to contract R&D companies and payroll. General and administrative expenses consist primarily of payroll, rent and professional services.

Comparison of the six months ended June 30, 2010 and 2009

Research and Development Expenses

Research and development expenses decreased by $165,000, from $790,000 in 2009 to $625,000 in 2010. The decrease is primarily attributable to a reduction in costs of pre-clinical studies.

General and Administrative Expenses

General and administrative expenses increased by $239,000, from $312,000 in 2009 to $551,000 in 2010. The increase is primarily attributable to an increase in stock compensation expense.

Interest expense

Interest expense increased by $124,000 from $124,000 in 2009 to $248,000 in 2010. The increase is primarily attributable to interest expense from the beneficial conversion feature of $104,000 recorded in 2010.

Comparison of years ended December 31, 2009 and 2008

Research and Development Expenses

Research and development expenses increased by $871,000, from $937,000 in 2008 to $1,808,000 in 2009. The increase is primarily attributable to an increase in costs of preclinical studies.

General and Administrative Expenses

General and administrative expenses increased by $362,000, from $474,000 in 2008 to $836,000 in 2009. The increase is primarily attributable to increases in stock compensation expense, salary and benefits and rent expense.

Other income

Other income of $383,000 in 2009 resulted from the settlement of a legal matter.

Interest expense

Interest expense increased by $101,000 from $155,000 in 2008 to $256,000 in 2009.  The increase is an increase in the amount of debt outstanding in 2009 as compared to 2008.

Financial Condition, Liquidity and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital.  Accordingly, the Company is considered to be in the development stage.

As of December 31, 2009, the Company had cash of approximately $227,000, an accumulated deficit of approximately $5,179,000 and a stockholders’ deficit of approximately $3,619,000.  The Company is in the development stage, has no revenue and has relied on raising capital to finance its operations.  At December 31, 2009, the Company did not have sufficient capital to fund its operations.  This, in turn, raises substantial doubt about the Company’s ability to continue as a going concern

Since inception, the Company incurred negative cash flows from operations. The Company has financed its operations primarily through the sale of equity-related securities. At June 30, 2010 the accumulated deficit was $6,603,000 and stockholders’ deficit was $328,000.

At June 30, 2010, we had total current assets of $216,000 and current liabilities of $272,000, resulting in a working capital deficit of   $56,000. At December 31, 2009, we had total current assets of $238,000 and current liabilities of $658,000, resulting in a working capital deficit of $420,000.

Net cash used by operating activities for the six months ended June 30, 2010 was $1,119,000.  The Company raised $1,000,000 of cash from the sale of equity and $200,000 from the issuance of convertible notes in the six months ended June 30, 2010.

Net cash provided used by operating activities for the year ended December 31, 2009 was $1,900,000. In the year ended December 31, 2009, the Company raised $1,580,000 of cash from the sale of convertible notes and $513,000 was provided from the issuance of loans.

At June 30, 2010, the Company had cash of $198,000.  The Company will need substantial additional capital to complete its clinical trials, obtain marketing approvals and commercialize the products.

Between July 2010 and September 2010, the Company raised $500,000 from the sale of 6% convertible promissory notes (the “Bridge Notes”).  The Bridge Notes automatically converted into the equity securities sold in the Offering.

DESCRIPTION OF PROPERTY

Our executive officers are located in leased premises at One Broadway, 14th Floor, Cambridge, MA 02142 and our phone number is 617-475-1520.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of October 26, 2010 by (i) each person who, to our knowledge, owns more than 5% of the Common Stock; (ii) each of the directors and executive officers of the Company; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following tables, each person named in the table has sole voting and investment power and that person’s address is c/o InVivo Therapeutics Holdings Corp., One Broadway, Cambridge, Massachusetts 02142.  Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of October 26, 2010 are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	No. Shares of Common Stock Beneficially Owned	% of Common Stock Outstanding
Frank Reynolds(1)	15,147,660	30.8%
Robert S. Langer	8,262,360	16.8%
Kevin Kimberlin(2)	6,192,959	11.60%
Adam K. Stern(1)(3)	2,441,122	4.9%
Richard J. Roberts(1)(4)	805,580	1.6%
George Nolen(1)(5)	50,984	.1
Christi Pedra(1)(6)	81,968	.1
All directors and executive officers as a group (5 persons)(1)	18,527,313	36.7%

(1)	Officer and/or director.
(2)
Represents (i) 1,947,321 shares owned by Optical Partners, LLC and (ii) 4,425,638 shares underlying warrants held by the Placement Agent that it received in connection with the Bridge Financing and the Offering.

(3)
Represents (i) 500,083 shares owned by Adam Stern; (ii) 40,000 shares underlying warrants owned by Adam Stern; (iii) 801,507 shares owned by ST Neuroscience Partners, LLC; (iv) 301,400 shares underlying warrants owned by ST Neuroscience Partners, LLC; (v) 475,079 shares owned by Pavilion Capital Partners, LLC; and (vi) 323,053 shares owned by Piper Venture Partners, LLC.

(4)	Represents shares issuable upon the exercise of stock options.
(5)	Represents (i) 10,000 shares underlying Investor Warrants, (ii) 10,000 shares of Common Stock and (iii) 30,984 shares issuable upon the exercise of stock options.
(6)	Represents (i) 61,968 shares issuable upon the exercise of stock options, (ii) 10,000 shares underlying Investor Warrants and (iii) 10,000 shares of Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS

The following persons are the executive officers, non-executive officers and directors of the Company and hold the positions set forth opposite their name.

Name	Age	Position
Frank M. Reynolds	48	Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer*
Christopher Pritchard**	25	Chief Science Officer
Eric J. Woodard **	50	Chief Medical Officer, Scientific Advisory Board Member
Richard J. Roberts	67	Director, Scientific Advisory Board Member
George Nolen	54	Director
Christi M. Pedra	52	Director
Adam K. Stern	46	Director

*	Mr. Reynolds will serve as Chief Financial Officer pending the Company’s hiring of an individual to serve in such capacity. The Company has initiated a search to locate such a qualified individual.

**	Non-executive officer

Frank M. Reynolds, Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer, has been CEO of InVivo Therapeutics since 2005 and Chairman and CFO since October 2010.  He is the former Director of Global Business Development at Siemens Corporation where he was responsible for new business in 132 countries.  He has over 25 years of executive management experience and was the founder & CEO of Expand The Knowledge, Inc., an IT consulting company with a focus on life sciences. He is an Executive Board Member of the Irish American Business Chamber and has served on the board of the Special Olympics of Massachusetts, Philadelphia Cares, and Wharton Consulting Partners.  He was awarded the 2010 Irish Life Science 50 Award by the President of Ireland, Mary McAleese, The 2008 Top 40 Irish-American Executives Award, Siemens 2005 Global Presidential Award, and the Siemens 2004 Top+ USA Strategy Award. He was featured in the March 2010 and October 2009 issues of Inc. magazine.

Mr. Reynolds suffered an injury to his spine in 1992.  While recovering from this injury, he took the opportunity to earn two Master’s degrees and he currently holds a Master of Business Administration from Sloan Fellows Program in Global Innovation and Leadership- 2006, Massachusetts Institute of Technology; a Master’s of Science in Technology Management- 2005, The Wharton School of Business, University of Pennsylvania; a Master’s of Science in Engineering – 2003, University of Pennsylvania; a Master’s of Science in Management Information Systems – 2001, Temple University; a Master’s of Science in Health Administration- 1996; Saint Joseph’s University; and a Master’s of Science in Psychology – 1994,  Chestnut Hill College. He also has a Bachelor of Science in Marketing- 1984, Rider University.

Christopher Pritchard, Chief Science Officer, has been the Director of R&D for InVivo since August 2009 and joined the Company in 2007.  He is the author of numerous peer-reviewed publications on biomaterials, stem cells and neuroscience and has disclosed multiple patents.  Mr. Prichard is a reviewing editor for the MIT Entrepreneurship Review.  He is an alumnus of Oxford and Princeton, and completed his doctoral thesis under Dr. Robert Langer at MIT Langer Lab.

Eric J. Woodard, M.D., Chief Medical Officer, is the Chief, Neurosurgery at New England Baptist Hospital in Boston. Dr. Woodard was appointed to InVivo’s Scientific Advisory Board in June 2007 and became Chief Medical Officer of InVivo in September 2008. Dr. Woodard received his medical degree from the Pennsylvania State University and completed his residency in Neurological surgery at Emory University. Following residency, Dr. Woodard completed a fellowship in complex spinal surgery at the Medical College of Wisconsin under Dr. Sanford Larsen. He is a diplomat of the American Board of Neurological Surgeons.

Dr. Woodard was formerly Chief of the Division of Spinal Surgery in the Department of Neurological Surgery at Brigham and Women’s Hospital, where he held the rank of Assistant Professor in Surgery at Harvard Medical School. He has been an editorial board member for The Journal of Spinal Disorders, Spine Universe.com and is an ad hoc reviewer for Neurosurgery, Journal of Neurosurgery and the New England Journal of Medicine.  He is the immediate past chairman of the AO Spine North America Board and serves on the Board of AO Spine International.

Dr. Richard J. Roberts, PhD, Director, has been the Chief Scientific Officer at New England Biolabs since July 1, 2005. Dr. Roberts joined InVivo’s Scientific Advisory Board in June 2007 and became a Director of InVivo in November 2008. He was awarded the 1993 Nobel Prize in Physiology or Medicine along with PhillipAllen Sharp for the discovery of introns in eukaryotic DNA and the mechanism of gene-splicing. He holds a B.Sc. in Chemistry and a Ph.D.  Organic Chemistry from the University of Sheffield, U.K. Dr. Roberts has discovered and cloned restriction enzymes and been involved in studies of Adenovirus-2, beginning with studies of transcription that led to the discovery of split genes and mRNA splicing. His laboratory has pioneered the application and development of computer methods for protein and nucleic acid sequence analysis that continues to be a major research focus for Dr. Roberts.

George Nolen, Director, was the former President and Chief Executive Officer of Siemens Corporation, the U.S. subsidiary of Siemens, AG, from 2004 until his retirement in August of 2009. He rose through the ranks during his 26-year career with Siemens USA to become, in January 2004, the first American chosen to run Siemens’ U.S. operations. In 2009, Siemens in the U.S. had 69,000 employees located throughout all 50 states and $22 billion in revenue. Mr. Nolen had overall responsibility for the strategy in the U.S. in such diverse fields as industrial automation, lighting, water and wastewater, building automation, medical imaging, medical diagnostics as well as traditional and new power generation technologies. He also oversaw strategic acquisitions in the energy, healthcare and industrial sectors, positioning Siemens USA as a leading and global player in these key industries. Prior to his role as Siemens USA’s CEO, Mr. Nolen held numerous roles in Siemens including President of Siemens’ Information and Communications division, overseeing this business from 1998 to 2004. He is a 1978 graduate of Virginia Tech, where he currently serves as the Rector of the University’s Board of Visitors.

Christi M. Pedra, Director, became the Senior Vice President, Strategic New Business Development & Marketing Siemens Healthcare of Siemens Medical USA in January 2010. Previously she served as Chief Executive Officer of Siemens Hearing Instruments, Inc. from January 2007 through December 2009.  She was charged with leading the company’s sales, manufacturing, product development, customer relations and research and development in the United States.  From October 2003 through December 2006, she served as Vice President and Chief Operating Officer of Siemens One.  Prior to her role with Siemens One, Ms. Pedra served as Vice President of Executive Relations for Siemens Corporation in the Office of the President.  Currently, Ms. Pedra is a member of the National Collegiate Athletic Association Leadership Advisory Board. She also serves on the National Council for Liberal Education America’s Promise and takes part in several formal and informal mentoring programs. And in 2002, Ms. Pedra was nominated and selected to be a David Rockefeller Fellow, a one-year leadership program sponsored by the NYC Partnership and the David Rockefeller Foundation.  Ms. Pedra received her MBA from Rutgers University.

Adam K. Stern, Director, Senior Managing Director of the Placement Agent of the Offering, has over 20 years of venture capital and investment banking experience focusing primarily on the technology and life science sectors of the capital markets.  He currently manages the structured finance group of the Placement Agent.  Mr. Stern joined the Placement Agent in September 1997 from Josephthal & Co., members of the New York Stock Exchange, where he served as Senior Vice President and Managing Director of Private Equity Marketing and held increasingly responsible positions from 1989 to 1997.  He has been a licensed securities broker since 1987 and a General Securities Principal since 1991.Mr. Stern currently sits on the boards of various private companies and one public company, PROLOR Biotech (NYSE/AMEX:PBTH). Mr. Stern holds a Bachelor of Arts degree with honors from The University of South Florida in Tampa.

The Company does not pay Members of its Board of Directors any cash compensation and currently compensates the Board through the issuance of Stock Options.

SCIENTIFIC AND BUSINESS ADVISORY BOARDS

Eric J. Woodard	Chief Medical Officer, Scientific Advisory Board Member
Dr. Richard J. Roberts	Director, Scientific Advisory Board Member
Dr. Robert S. Langer	Scientific Advisory Board Member
V. Reggie Edgerton	Scientific Advisory Board Member
Jonathan R. Slotkin	Scientific Advisory Board Member
Todd Albert	Scientific Advisory Board Member
Paul Mraz	Business Advisory Board Member
David Feigal	Business Advisory Board Member

Robert S. Langer, ScD, Scientific Advisory Board Member, is the David H. Koch Institute Professor at the Massachusetts Institute of Technology (MIT) (being an Institute Professor is the highest honor that can be awarded to a faculty member).  Dr. Langer has written over 1,100 articles.  He also has approximately 760 issued and pending patents worldwide.  Dr. Langer’s patents have been licensed or sublicensed to over 220 pharmaceutical, chemical, biotechnology and medical device companies.

He served as a member of the United States Food and Drug Administration’s SCIENCE Board, the FDA’s highest advisory board, from 1995 — 2002 and as its Chairman from 1999-2002.  Dr. Langer has received over 180 major awards including the 2006 United States National Medal of Science; the Charles Stark Draper Prize, considered the equivalent of the Nobel Prize for engineers and the 2008 Millennium Prize, the world’s most prestigious technology prize.  He is the also the only engineer to receive the Gairdner Foundation International Award; 72 recipients of this award have subsequently received a Nobel Prize.  Among numerous other awards Langer has received are the Dickson Prize for Science (2002), Heinz Award for Technology, Economy and Employment (2003), the Harvey Prize (2003), the John Fritz Award (2003) (given previously to inventors such as Thomas Edison and Orville Wright), the General Motors Kettering Prize for Cancer Research (2004), the Dan David Prize in Materials Science (2005), the Albany Medical Center Prize in Medicine and Biomedical Research (2005), the largest prize in the U.S. for medical research, induction into the National Inventors Hall of Fame (2006), the Max Planck Research Award (2008) and the Prince of Asturias Award for Technical and Scientific Research (2008).  In 1998, he received the Lemelson-MIT prize, the world’s largest prize for invention for being “one of history’s most prolific inventors in medicine.”  In 1989 Dr. Langer was elected to the Institute of Medicine of the National Academy of Sciences, and in 1992 he was elected to both the National Academy of Engineering and to the National Academy of Sciences.  He is one of very few people ever elected to all three United States National Academies and the youngest in history (at age 43) to ever receive this distinction.

Forbes Magazine (1999) and Bio World (1990) have named Dr. Langer as one of the 25 most important individuals in biotechnology in the world.  Discover Magazine (2002) named him as one of the 20 most important people in this area.  Forbes Magazine (2002) selected Dr. Langer as one of the 15 innovators worldwide who will reinvent our future.  Time Magazine and CNN (2001) named Dr. Langer as one of the 100 most important people in America and one of the 18 top people in science or medicine in America (America’s Best).  Parade Magazine (2004) selected Dr. Langer as one of 6 “Heroes whose research may save your life.”  Dr. Langer has received honorary doctorates from Harvard University, the Mt. Sinai School of Medicine, Yale University, the ETH (Switzerland), the Technion (Israel), the Hebrew University of Jerusalem (Israel), the Universite Catholique de Louvain (Belgium), Rensselaer Polytechnic Institute, Willamette University, the University of Liverpool (England), the University of Nottingham (England), Albany Medical College, Pennsylvania State University, Northwestern University, Uppsala University (Sweden) and the University of California – San Francisco Medal.  He received his Bachelor’s Degree from Cornell University in 1970 and his Sc.D. from the Massachusetts Institute of Technology in 1974, both in Chemical Engineering.

Dr. Reggie Edgerton, PhD, Scientific Advisory Board Member, has been the Director of U.C.L.A’s Edgerton Lab since 1968 and is a professor in the Department of Physiological Sciences at U.C.L.A. His research is focused on neural control of movement and how this neural control adapts to altered use and after spinal cord injury. He completed his Ph.D. under the direction of Drs. Wayne Van Huss, Rex Carrow, and William Heusner at Michigan State University.

Dr. Edgerton is on the Scientific Advisory Board of The Christopher Reeves Foundation (CRF) and his laboratory is one of eight in the world receiving funding from the CRF.  In addition to serving on the board of the CRF, he is currently on the Scientific Advising board of the American Paralysis Association. Dr. Edgerton has co-authored two books and is the author of approximately 300 research papers.

Jonathan Slotkin, MD, Scientific Advisory Board Member, is a clinical neurosurgeon and research scientist. Clinically, Dr. Slotkin has expertise in complex spinal surgery, minimally invasive spinal surgery, spinal oncology surgery and brain tumor surgery. Dr. Slotkin completed residency training in neurosurgery at Harvard Medical School, Brigham and Women's Hospital. He performed a fellowship in complex spinal surgery with Dr. Eric J. Woodard. He is the co-editor of a two-volume publication on spinal surgery. Dr. Slotkin is currently a neurosurgeon with the Washington Brain and Spine Institute.

Dr. Slotkin has authored or co-authored several peer-reviewed scientific publications in the areas of repair after spinal cord injury in animal models, and in vivo quantum dot labeling of neural stem cells.

Todd J. Albert, MD, Scientific Advisory Board Member is the James Edwards Professor and Chair of the Department of Orthopaedics at Jefferson Medical College.  He is also the President of the Rothman Institute in Philadelphia. Previously, he served as Co-director of Reconstructive Spine Surgery and the Spine Fellowship Program at Thomas Jefferson University. Dr. Albert graduated magna cum laude from Amherst College, received his doctor of medicine degree from the University of Virginia School of Medicine.

Dr. Albert serves on the boards of several scientific journals, including Spine, The Spine Journal, and The Journal of Spinal Disorders and Techniques, as well as medical associations. He is Chair of Network Development for the National Spine Network. Dr. Albert has published over 200 scientific articles, authored over 40 book chapters, and seven textbooks on spinal surgery.

Paul Mraz, Business Advisory Board, currently serves as Chief Executive Officer of CeraPedics, Inc., a medical device company.  Mraz most recently served as Chairman and CEO of Angstrom Medica, Inc. (acquired by Pioneer Surgical Technology). Prior to Angstrom Medica, Mraz was a Principal of Link Spine Group Inc. as Vice President - Worldwide Marketing and International Sales until its acquisition by Johnson & Johnson in June 2003.

Mr. Mraz currently serves as a Director of superDimension, Ltd. (Herzliya, ISRAEL and Plymouth, MN). Mraz received a B.S. degree in Mechanical Engineering from Lafayette College and an M.S. degree in Mechanical Engineering and Biomechanics from Case Western Reserve University. He holds six US Patents for various medical devices and is an active advisor to numerous venture capital groups.

David W. Feigal Jr., MD, Business Advisory Board, recently served as Vice President, Global Regulatory at Amgen, Inc. Previously, Dr. Feigal was Senior Vice President, Head of Global Regulatory and Global Safety Surveillance at Elan. Prior to joining Elan in November 2006, he spent 12 years with the FDA. During his time at the FDA, he was Head of the Center for Devices and Head of the Center for Biologics for five years each.

Before joining the FDA, Dr. Feigal worked for 10 years within the academic and hospital settings of the University of California in San Diego, San Francisco and Davis. He holds a BA from University of Minnesota, an MD from Stanford University and a Master of Public Health from the University of California, Berkeley.

The Company does not pay Members of its Advisory Boards any cash compensation and currently compensates the Scientific Advisory and Business Advisory Boards through the issuance of Stock Options.

EXECUTIVE COMPENSATION

           The following summary compensation table sets forth the salaries of InVivo’s CEO and the other most highly compensated executive officers of InVivo (other than the CEO) whose annual salaries exceeded $100,000 for the current year (the “Named Executive Officers”).  In addition to their salaries, the executive officers were eligible for bonuses awarded by InVivo from time to time.

Summary Compensation Table
Name and Principal Position(s)	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options[1]
Frank Reynolds (CEO)	2010	$375,000	TBD
Frank Reynolds (CEO)	2009	$275,000	$40,000		784,924
Frank Reynolds (CEO)	2008	$250,000	$50,000

1 The Stock Options listed in the above table were issued under InVivo’s 2007 Plan. All options issued under the 2007 Plan vest over a period of four (4) years.

Agreements with Officers, Directors and Advisory Board Members

In November 2006, InVivo entered into an Agreement with each of: (i) Frank Reynolds, InVivo’s current Chief Executive Officer; (ii) Robert Langer, InVivo’s current Scientific Advisory Member; and (iii) Yang D. Teng.  The Agreement provided for the repurchase of a party’s unvested shares of common stock by the other parties upon the occurrence of certain events.  As of the date of this Report, all shares granted to each of the parties have vested.

InVivo entered into an employment agreement with Mr. Reynolds in May 2008, which was amended in November 2009.  The agreement, as amended, provides: (i) for an indefinite term of employment; (ii) for a base salary of $375,000 plus benefits; (iii) for a grant of stock options to purchase 784,924 shares of Common Stock; and (iv) that if Mr. Reynolds employment is terminated by the Company without cause, or by Mr. Reynolds as a result of a constructive termination by the Company, or as a result of the Mr. Reynolds death or disability, then InVivo is obligated to pay severance (consisting of salary and benefits as in effect at the time of termination) to Mr. Reynolds (or Mr. Reynolds’ legal representatives) for a period of 18 months.  In addition, if Mr. Reynolds employment is terminated by the Company without cause, or by Mr. Reynolds as a result of a constructive termination by the Company, the Company will be obligated to pay Mr. Reynolds his annual bonus during such 18 month period.  The amount of the bonus after the date of termination will equal the greater of (i) the last such bonus before termination, or (ii) the average of the three most recent bonuses paid before the date of termination (or all such bonuses, if less than three).

The agreement, as amended, provides for a possible bonus to Mr. Reynolds for the 12-month period commencing November 1, 2009, payable upon the attainment of certain milestones.  The bonus may range from 10% to 130% of Mr. Reynolds’ 2009 base salary, depending on the number and type of milestones attained. The most significant of these milestones (100% of 2009 base salary), will be triggered if the Company obtains FDA approval to begin a human study on or before October 31, 2010.

InVivo entered into an employment contract in September 2010 with Mr. Pritchard pursuant to which Mr. Pritchard will act as Chief Science Officer of InVivo. Mr. Pritchard’s agreement provides: (i) a base salary of $225,000 plus benefits; and (ii) options to purchase 909,989 shares of InVivo common stock at an exercise price of $1.00 per share, vesting over four years commencing one year from the date of grant. Mr. Pritchard’s contract is for an indefinite term of employment, subject to early termination for death, disability or cause.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the equity awards made to our named executive officers that were outstanding at December 31, 2009.

Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Frank Reynolds (1)	0	784,924	$0.91	12/12/2019

(1) The options were granted on December 12, 2009, and vest as follows: 25% on each of the first, second, third and fourth anniversaries of the date of grant

Board of Directors and Corporate Governance

Our Board of Directors consists of five (5) members. On the Closing of the Merger, Peter L. Coker and Peter A. Reichard, the sole members of the Board of Directors of ITHC resigned, and simultaneously therewith, a new Board of Directors was appointed. The Board consists of four (4) members who were former directors of InVivo and Adam K. Stern, who was appointed at the Closing of the Merger at the request of the Placement Agent.

Board Independence and Committees

The Company is not currently listed on any national securities exchange or in an inter-dealer quotation system that has a requirement that the Board of Directors be independent. However, in evaluating the independence of its members and the composition of the committees of the Board of Directors, the Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

The Board of Directors expects to continue to evaluate its independence standards and whether and to what extent the composition of the Board and its committees meets those standards. The Company ultimately intends to appoint such persons to the Board and committees of the Board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, the Company intends that a majority of its directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

Additionally, the Board of Directors is expected to appoint an audit committee, governance committee and compensation committee and to adopt charters relative to each such committee.

We believe that Messrs. Nolen and Roberts and Ms. Pedra are currently “independent” directors as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act. The Board determined that Mr. Stern is not independent as a result of the payments to the Placement Agent and that Mr. Reynolds is not independent as a result of his employment relationship with the Company.

We currently anticipate that Christi Pedra and Richard Roberts will initially serve on our audit committee, and as stated above our Board of Directors believes that all of the members are independent as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules. We expect that George Nolen and Richard Roberts will initially serve on our compensation committee.

Code of Ethics

ITHC has adopted a written code of ethics. We believe that the code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

2009 Non-Employee Director Compensation

The following table sets forth compensation earned and paid to each non-employee director for service as a director during 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Richard J. Roberts (1)	0	0	0	0	(1)	0
George Nolen (2)	0	0	112,780	0		112,780
Christi M. Pedra (3)	0	0	0	0		0

(1) Mr. Roberts was granted options to purchase 743,612 shares on Common Stock at a price of $0.07 per share on June 1, 2007.  The options, which expire in June 2017, vest as follows:  25% on date of grant and the remainder in three equal installments on the first, second and third anniversaries of the grant date.  In addition, Mr. Roberts was granted options to purchase 123,935 shares of Common Stock at a price of $0.07 per share on November 24, 2008.  The options, which expire in November 2018, vest as follows:  25% of the grants vests on each of the first, second, third and fourth anniversaries of the grant date.
(2) Mr. Nolen was granted options to purchase 123,934 shares of Common Stock in December 2009 at a price of $0.91 per share.  The options, which expire in December 2019, vest as follows:  25% of the grants vests on each of the first, second, third and fourth anniversaries of the grant date.
(3) Ms. Pedra was granted options to purchase 123,934 shares of Common Stock in November 2008 at a price of $0.07 per share.  The options, which expire in November 2018, vest as follows:  25% of the grants vests on each of the first, second, third and fourth anniversaries of the grant date.

2010 Equity Incentive Plan

The Board of Directors has adopted the 2010 Equity Incentive Plan in 2010, subject to stockholder approval, which will reserve a total of 3,500,000 shares of our Common Stock for issuance under the 2010 Plan.  If an incentive award granted under the 2010 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2010 Plan.

Shares issued under the 2010 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2010 Plan.  In addition, the number of shares of Common Stock subject to the 2010 Plan, any number of shares subject to any numerical limit in the 2010 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

If stockholder approval is not obtained within 12 months after the Board’s adoption of the 2010 Plan, all awards granted under the 2010 Plan will terminate. In addition, no award under the 2010 Plan will become exercisable until stockholder approval has been obtained.

Administration

It is expected that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2010 Plan.  Subject to the terms of the 2010 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2010 Plan.

Grants

The 2010 Plan is expected to authorize the grant to 2010 Plan participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

•
Options granted under the 2010 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share.  The exercise price for shares of Common Stock covered by an option cannot be less than the fair market value of the Common Stock on the date of grant unless agreed to otherwise at the time of the grant.

•
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•
The 2010 Plan authorizes the granting of stock awards.  The compensation committee will establish the number of shares of Common Stock to be awarded and the terms applicable to each award, including performance restrictions.

•
Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of Common Stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board is expected to have the power to amend, suspend or terminate the 2010 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year.  Unless sooner terminated, the 2010 Plan would terminate ten years after it is adopted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with ITHC Shareholders

Forward Split, Split-Off and Share Cancellation

Our Common Stock was forward-split on a 2.02898 for 1 basis effective October 22, 2010 so that there were 6,999,981 shares of the ITHC’s common stock issued and outstanding before taking into account the issuance of shares of Common Stock to purchasers of Units in the Offering and in the Merger and after giving pro forma effect to the Split-Off, as discussed below.

Upon the closing of the Merger, ITHC transferred all of its operating assets and liabilities to DSSC and split-off DSSC through the sale of all of the outstanding capital stock of DSSC (the “Split-Off”).  In connection with the Split-Off, 14,747,554 shares of Common Stock held by the Split-Off Shareholders were surrendered and cancelled without further consideration, other than the receipt of DSSC shares. An additional 1,014,490 shares of common stock were cancelled by a shareholder of ITHC for no consideration (the “Share Cancellation”)..

Transactions with the Placement Agent and its Related Parties

The Placement Agent also acted as finder to InVivo in connection with its sale of $500,000 of principal amount of its Bridge Notes, which was consummated in September 2010.  The Company issued investors participating in this bridge financing New Bridge Warrants to purchase an aggregate of 500,000 shares of the Company’s Common Stock at a price of $1.00 per share. The New Bridge Warrants have a term of five years and are fully exercisable.  The Bridge Notes were converted into Units in the Offering upon the closing of the Offering. The Placement Agent earned Warrants (which are identical to the New Bridge Warrants) to purchase 100,000 shares of Common Stock of the Company at a price of $1.00 per Share as compensation for acting as a finder in the Bridge Financing.  Affiliates of the Placement Agent purchased $150,000 of Bridge Notes in the Bridge Financing.

In September 2010, several related parties to the Placement Agent, purchased an aggregate of 1,920,000 shares of Common Stock (3,895,643 shares on a post stock split adjusted basis) from various shareholders of ITHC. The aggregate purchase price paid to such shareholders by the related parties for such shares was approximately $49,000.  Adam K. Stern, Senior Managing Director of the Placement Agent and its designee to serve on the Company’s Board of Directors upon the Closing of the Offering, beneficially owns 960,247 of these shares (1,948,322 shares on a post-split basis).

ITHC engaged the Placement Agent as its exclusive placement agent in connection with the Offering. For its services, ITHC paid the Placement Agent (i) a cash fee equal to 10% of the gross proceeds raised in the Offering ($1,051,410) and (ii) a non-accountable expense allowance equal to 3% of the gross proceeds raised in the Offering ($315,423).  In addition, the Company granted to the Placement Agent or its designees, for nominal consideration, five-year warrants (“Placement Agent Warrants”) to purchase (i) 2,102,819 shares of Common Stock at an exercise price of $1.00 per share and (ii) 2,102,819 shares of Common Stock at an exercise price of $1.40 per share.

The Company has agreed to engage the Placement Agent as its warrant solicitation agent in the event the Investor Warrants are called for redemption and shall pay a warrant solicitation fee to the Placement Agent equal to five (5%) percent of the amount of funds solicited by the Placement Agent upon the exercise of the Investor Warrants following such redemption.

The Placement Agent was granted the right to designate one member to our Board of Directors and has designated Adam K. Stern to fill such Board seat.

The Company has also agreed to pay the Placement Agent compensation of $5,000 per month for  a period of two years for services relating to strategies to maximize shareholder value; and entered into a non-exclusive finder’s fee agreement with the Placement Agent providing that if the Placement Agent shall introduce us to a third party that consummates certain investment or business combination transactions with us during the eighteen (18) month period following the later of the termination of this Offering or the final Closing of this Offering, the Placement Agent will be paid a finder’s fee, payable in cash at the closing of such transaction, equal to equal to 7% of the first $1 million of consideration paid by or to the Company, plus 6% of the next $1 million of consideration paid by or to the Company, plus 5% of the next $5 million of the consideration paid by or to the Company, plus 4% of the next $1 million paid by or to the Company, plus 3% of the next $1 million paid by or to the Company, plus 2.5% of any consideration paid by or to the Company in excess of $9 million. The Placement Agent will not be entitled to a finder's fee with respect to any transaction entered into with any party with whom the Company had a pre-existing relationship prior to the date of the specific introduction and who was not introduced to the Company by the Placement Agent.

Furthermore, we granted the Placement Agent a preferential right of first refusal to act as agent with respect to future private placements of the Company’s securities for a period of  eighteen (18) months from the date of the final Closing of the Offering.

The price of the Units was been determined following our discussions with the Placement Agent.  Among the factors considered in the negotiations were our limited operating history, our history of losses, an assessment of our management and our proposed operations, our current financial condition, the prospects for the industry in which we operate, the prospects for the development of our business with the capital raised in the Offering and the general condition of the securities markets at the time of the Offering.  The Offering price of the Units or the exercise price of the Investor Warrants does not necessarily bear any relationship to our assets, book value or results of operations or any other generally accepted criterion of value.

The Company has agreed to indemnify the Placement Agent and other broker-dealers who are FINRA members selected by the Placement Agent to offer and sell Units, to the fullest extent permitted by law for a period of four (4) years from the Closing of the Offering, against certain liabilities that may be incurred in connection with this Offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agent may be required to make in respect of such liabilities.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Placement Agent, pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Lock-ups

Officers, directors and holders of 5% or more of the Company’s Common Stock and certain employees and affiliates of the Placement Agent have agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their shares for a term equal to the earlier of (i) twelve (12) months from the Closing Date of the Merger; or (ii) six (6) months following the effective date of the Registration Statement registering the shares of Common Stock that were sold in the Offering.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

As of October 26, 2010, our authorized capital stock consisted of 100,000,000 shares of Common Stock, par value $0.00001 per share.

Issued and Outstanding Capital Stock

After giving effect to the Transactions, the Units sold in the Offering, the options granted under the 2007 Plan (that were exchanged for ITHC Options upon Pubco’s assumption of options issued under the 2007 Plan), and the warrants issued to the Placement Agent in connection with the Offering, there are issued and outstanding securities of the Company on the closing of the Transactions:

▪	49,161,268 shares of Common Stock;

▪	Options to purchase 5,915,615 shares of Common Stock granted under the 2007 Plan that will be issued to holders at the closing of the Merger pursuant to the assumption of the 2007 Plan;

▪
Investor Warrants to purchase 10,514,097 shares of Common Stock at $1.40 per share issued to the investors in the Offering and warrants to purchase 2,102,819 shares of Common Stock at a price of $1.00 per share and 2,102,819 warrants exercisable at a price of $1.40 per share to be issued to the Placement Agent in connection with this Offering; and

▪
New Bridge Warrants issued to Bridge Investors in the Bridge Financing to purchase 500,000 shares of Common Stock at $1.00 per share and 100,000 New Bridge Warrants exercisable at a price of $1.00 per share issued to the Placement Agent in connection with the Bridge Financing.

Description of Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Common Stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of Common Stock. The amended and restated Articles of Incorporation do not provide for cumulative voting in the election of directors. The Common Stock holders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon liquidation, dissolution or winding up of the Company, the Common Stock holders will be entitled to receive pro rata all assets available for distribution to such holders.

Registration Rights Agreement

The Company is required to file within 90 days of the date of the final Closing of the Offering (the “Filing Deadline”), a Registration Statement registering for resale all shares of Common Stock issued in the Offering, including Common Stock (i) included in the Units; and (ii) issuable upon exercise of the Investor Warrants; consistent with the terms and provisions of the Registration Rights Agreement, attached hereto as an Exhibit 10.4.  The holders of any registrable securities removed from the Registration Statement a result of a Rule 415 or other comment from the SEC shall have “piggyback” registration rights for the shares of Common Stock or Common Stock underlying such warrants with respect to any registration statement filed by the Company following the effectiveness of the Registration Statement which would permit the inclusion of these shares. The Company has agreed to use its reasonable efforts to have the registration statement declared effective within 180 days of filing the registration statement (the “Effective Deadline”).

If the Registration Statement is not filed on or before the Filing Deadline or not declared effective on or before the Effectiveness Deadline, the Company shall pay to each holder of registrable securities an amount in cash equal to one-half of one percent (0.5%) of such holder’s investment herein or in the Bridge Financing on every thirty (30) day anniversary of such Filing Deadline or Effectiveness Deadline failure until such failure is cured. The payment amount shall be prorated for partial thirty (30) day periods. The maximum aggregate amount of payments to be made by the Company as the result of such failures, whether by reason of a Filing Deadline failure, Effectiveness Deadline failure or any combination thereof, shall be an amount equal to 9% of each holder’s investment amount. Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the holder’s registrable securities may be sold by such holder under Rule 144 or pursuant to another exemption from registration.  Moreover, no such payments shall be due and payable with respect to any registrable securities the Company is unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the Securities Act.

The Company shall keep the Registration Statement “evergreen” for one (1) year from the date it is declared effective by the SEC or until Rule 144 of the Securities Act is available to Investors herein with respect to all of their shares, whichever is earlier.

Description of Investor Warrants

After the consummation of the Merger and the simultaneous closing of the Offering, there were Investor Warrants issued to purchase 10,514,097 shares of Common Stock held by investors purchasing Units in the Offering. Each Investor Warrant entitles the holder to purchase one share of Common Stock at a purchase price of $1.40 during the five (5) year period commencing on the issuance of the Investor Warrants. The Investor Warrants may be called by the Company at any time the Common Stock trades above $2.80 for twenty (20) consecutive days following the effectiveness of the registration statement covering the resale of the underlying Investor Warrant shares. The Investor Warrants can only be called if a registration statement registering the shares underlying the Investor Warrants is in effect at the time of the call.

The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The Investor Warrants may be exercised on a cshless basis commencing one year after issuance if no registration statement registering the shares underlying the Investor Warrants is then in effect.  The Placement Agent shall receive a warrant solicitation fee equal to 5% of the funds solicited by the Placement Agent upon exercise of the Investor Warrants if the Company elects to call the Investor Warrants. The exercise price and number of shares of Common Stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including a weighted average adjustment in the event of future issuances of the Company’s equity securities at a price less than the exercise price of the Investor Warrant, in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

No fractional shares will be issued upon exercise of the Investor Warrants. If, upon exercise of the Investor Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number, the number of shares of Common Stock to be issued to the Investor Warrant holder.

New Bridge Warrants

In September 2010, InVivo completed a Bridge Financing, wherein it sold $500,000 in principal amount of its Bridge Notes and 36,310 Bridge Warrants to accredited investors. The Bridge Warrants converted into 500,000 new Bridge Warrants, each exercisable at a price of $1.00 per New Bridge Warrant, upon the closing of the Offering and the Merger. Holders of the New Bridge Warrants received the same registration rights with respect to the shares of Common Stock issuable upon exercise of the New Bridge Warrants as the investors in the Offering.

Placement Agent Warrants

The Placement Agent Warrants permit the Placement Agent or its designees, to purchase for a five-year period, (i) 2,102,819 shares of Common Stock at an exercise price of $1.00 per share and (ii) 2,102,819 shares of Common Stock at an exercise price of $1.40 per share.. The Placement Agent Warrants have no registration rights and contain weighted average anti-dilution and immediate cashless exercise provisions.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has less than 200 stockholders.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares no not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, and stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Common Stock is currently available for trading in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol “NVIV.OB” As of the Closing Date, there was no bid history for the Common Stock, because the Common Stock had never been traded.

Trades in the Common Stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of Common Stock. As a result of these rules, investors may find it difficult to sell their shares.

Holders

As of the date of this filing, there are approximately 212 record holders of 49,161,268 shares of the Common Stock. As of the date of this filing, 15,319,736 shares of Common Stock are issuable upon the exercise of outstanding warrants and options. The shares issued in connection with the Transactions, including the Common Stock issued to the former InVivo stockholders and investors in the Offering, are “restricted securities,” which may be sold or otherwise transferred only if such shares are first registered under the Securities Act or are exempt from the registration requirements. As discussed elsewhere in this Current Report, we have agreed to file a registration statement within 90 days of the Closing Date, to register the shares of Common Stock and shares of Common Stock issuable upon exercise of the Investor Warrants issued in the Offering and the shares of Common Stock issuable upon exercise of the New Bridge Warrants.

Dividend Policy

The Company has never declared or paid dividends. We do not intend to pay cash dividends on our Common Stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on the Common Stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

LEGAL PROCEEDINGS

From time to time, the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on our business and financial condition.

RECENT SALES OF UNREGISTERED SECURITIES

Sales by InVivo

Between November 2006 and June 2008, Messrs. Reynolds, Langer and Teng were issued 1,100,000, 600,000 and 100,000 shares of InVivo’s common stock respectively.  These shares converted into 15,147,66 shares, 8,262,360 shares and 1,377,060 shares of our Common Stock, respectively, upon the closing of the Merger.  Between August 2006 and the date of this Report, InVivo sold $4,181,000 of principal amount of convertible notes (the “Convertible Notes”) to 54 Accredited Investors and 79,536 shares of its common stock to one investor for $1,000,000. The Convertible Notes were converted into 379,989 shares of InVivo common stock on or before the Closing of this Offering. The 79,536 shares issued to the investor converted into 1,095,259 Shares of our Common Stock and the 379,989 shares issuable to the Convertible Note holders converted into 5,232,677 Shares of our Common Stock upon the closing of the Merger.

In July 2010, InVivo agreed, pursuant to an agreement with its counsel, to issue to counsel at the Closing of the Merger, $500,000 of InVivo common stock (500,000 shares of our Common Stock, following the Merger) for legal services.

In August 2010, InVivo sold $500,000 of principal amount of Bridge Notes and Bridge Warrants. $150,000 of principal amount of the Bridge Notes and Bridge Warrants were purchased by an affiliate of the Placement Agent. Principal and accrued interest on the Bridge Notes converted into and was used to acquire Units in the Offering and upon the closing of the Merger, the Bridge Warrants were exchanged for 500,000 New Bridge Warrants to acquire 500,000 shares of our Common Stock at a price of $1.00 per share. As consideration for locating investors to participate in the Bridge Financing, the Placement Agent received warrants from InVivo that were exchanged on the closing of the Merger for new Bridge Warrants to purchase 100,000 shares of Common Stock at a price of $1.00 per share. The Placement Agent received, upon conversion of the Bridge Notes, compensation in the same amount as it received for other Units sold in the Offering.

The transactions described above were exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. Our bylaws further provide for the advancement of all expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. No advance will be made by the Company to a party if it is determined that the party acting in bad faith. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART F/S

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

INDEX TO EXHIBITS

See Item 9.01(c) below, which is incorporated by reference herein.

DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02.       Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 4.01.       Changes in Registrant’s Certifying Accountant.

On October 29, 2010, we engaged Wolf & Company, P.C. as our principal independent registered public accounting firm , and effective October 29, 2010, we dismissed Sherb & Co., LLP, as our principal independent registered  public accounting firm . The decision to dismiss Sherb & Co., LLP and to appoint Wolf & Company, P.C. was approved by our board of directors.

Sherb & Co., LLP 's report on our financial statements for either of the two most recent fiscal years ended March 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years ended March 31, 2010 and 2009 and in the subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with Sherb & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of Sherb & Co., LLP, would have caused Sherb & Co., LLP to make reference to the subject matter of the disagreement(s) in connection with its report.
During our two most recent fiscal years ended March 31, 2010 and 2009 and in the subsequent interim period through the date of dismissal, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Sherb & Co., LLP with a copy of the disclosure in this Item 4.01 of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Item 4.01 of this current report on Form 8-K, and if not, stating the respects with which it does not agree. A copy of the letter provided from Sherb & Co., LLP is filed as an exhibit to this Current Report on Form 8-K.

During our two most recent fiscal years ended March 31, 2010 and 2009 and in the subsequent interim period through the date of appointment, we have not consulted with Wolf & Company, P.C. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Wolf & Company, P.C. provided to us a written report or oral advice that Wolf & Company, P.C. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Wolf & Company, P.C. regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01.       Changes in Control of the Registrant.

As a result of the private placement and the Merger, the Company experienced a change in control, with the former stockholders of InVivo acquiring control of the Company. The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2010, concurrent with the Merger, we adopted the fiscal year end of our InVivo subsidiary, thereby changing our fiscal year end from March 31 to December 31. The audited financial statements for the new fiscal year will be reflected in the Company's Form 10-K for the year ending December 31, 2010.

Item 5.06.       Change in Shell Company Status.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference. As a result of the completion of the Merger, we believe that we are no longer a shell company, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.       Financial Statements and Exhibits.

(a)                Financial Statements of business acquired

In accordance with Item 9.01(a), InVivo’s unaudited financial statements as of June 30, 2010 and for the years ended December 31, 2009 and 2008 are included with this Current Report beginning on Page F-1.

(b)               Pro forma financial information

In accordance with Item 9.01(b), unaudited pro-forma consolidated financial statements are included with this Current Report beginning on Page F-28.

(c)                    Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger and Reorganization, dated as of October 26, 2010, by and among InVivo Therapeutics Holdings Corp. (f/k/a Design Source, Inc.), a Nevada corporation, InVivo Therapeutics Acquisition Corp., a Delaware corporation and InVivo Therapeutics Corporation, a Delaware corporation*

2.2	Certificate of Merger*

3.1
Articles of Incorporation of Design Source, Inc.) (incorporated by reference from Exhibit 3.1 to the Company’s registration statement (SEC File No. 333-116161) on Form SB-2, as filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2004

3.1(i)
Articles of Merger as filed with the Nevada Secretary of State on October 4, 2010 (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on October 6, 2010 (the “October Form 8-K)

3.1(ii)	Agreement and Plan of Merger, dated October 4, 2010, by and between Design Source, Inc. and InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 2.2 to the October 2010 Form 8-K)

3.2	Amended and Restated Bylaws of InVivo Therapeutics Holdings Corp.*

4.1	Form of Bridge Warrant of InVivo Therapeutics Corporation*

4.2	Form of Bridge Promissory Note of InVivo Therapeutics Corporation*

4.3	Form of Investor Warrant of InVivo Therapeutics Holdings Corp.*

4.4(i)	Form of Warrant of InVivo Therapeutics Holdings Corp. ($1.00 exercise price) issued to Placement Agent**

4.4(ii)	Form of Warrant of InVivo Therapeutics Holdings Corp. ($1.40 exercise price) issued to Placement Agent **

4.5	Form of Warrant of InVivo Therapeutics Holdings Corp. issued to Bridge Lenders*

4.6	Form of Lock-Up Agreement**

10.1	Form of Securities Purchase Agreement between InVivo Therapeutics Corporation and the Bridge Lenders*

10.2	Escrow Agreement, by and among InVivo Therapeutics Corp., InVivo Therapeutics Holdings Corp. and Signature Bank**

10.3	Form of Subscription Agreement, by and between InVivo Therapeutics Holdings Corp. and the investors in the offering**

10.4	Form of Registration Rights Agreement, by and between InVivo Therapeutics Holdings Corp. and the investors in the offering*

10.5	Split-Off Agreement, by and among InVivo Therapeutics Holdings Corp., DSource Split Corp., Peter Reichard, Lawrence Reichard and Peter Coker *

10.6	General Release Agreement, dated as of October 26, 2010, by and among InVivo Therapeutics Corp., DSource Split Corp., Peter Reichard, Lawrence Reichard and Peter Coker *

10.7(i)	Employment Agreement between Frank M. Reynolds and InVivo Therapeutics Corporation*

10.7(ii)	Amendment to Employment Agreement between Frank M. Reynolds and InVivo Therapeutics Corporation*

10.8	Employment Agreement between Christopher Pritchard and InVivo Therapeutics Corp.*

10.9	InVivo Therapeutics Corp. 2007 Stock Incentive Plan*

10.10	InVivo Therapeutics Holdings Corp. 2010 Equity Incentive Plan*

10.11(i)	Form of Incentive Stock Option Agreement by and between InVivo Therapeutics Corp. and participants under the 2007 Stock Incentive Plan*

10.11(ii)	Form of Non-Qualified Stock Option Agreement by and between InVivo Therapeutics Corp. and participants under the 2007 Stock Incentive Plan*

10.12	License Agreement dated July 2007 between InVivo Therapeutics Corp. and Children’s Medical Center Corporation (1)**

10.13	Form of Scientific Advisory Board Agreement entered into by InVivo Therapeutics Corp.*

10.14	Finder’s Fee Agreement dated August 18, 2010, between InVivo Therapeutics Corporation and Placement Agent**

10.15	Placement Agent Agreement dated October 4, 2010, between InVivo Therapeutics Corp. and Placement Agent**

10.16	Finder’s Fee Agreement dated October 26, 2010, between InVivo Therapeutics Corp. and Placement Agent**

10.17	Master Services Agreement dated October 26, 2010, between InVivo Therapeutics Corp. and Placement Agent**

10.18	Founders’ Agreement among InVivo Therapeutics Corporation, Francis M. Reynolds, Robert Langer and Yang Teng dated November 1, 2006*
14.1	Code of Ethics (incorporated by reference from Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2006)

16	Letter re change in certifying accountant*

21.1	Subsidiaries of InVivo Therapeutics Holdings Corp.*

 (1)           Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

*              Filed herewith
**            To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: November 1, 2010	By:	/s/ Frank M. Reynolds
Name: Frank M. Reynolds
Title: Chief Executive Officer

FINANCIAL STATEMENTS

Years Ended December 31, 2009 and 2008 and the Period from November 28, 2005 (Inception) through December 31, 2009

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
InVivo Therapeutics Corporation
Cambridge, Massachusetts

We have audited the accompanying balance sheets of InVivo Therapeutics Corporation as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended and for the period from November 28, 2005 (inception) to December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and for the period from November 28, 2005 (inception) to the December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a significant accumulated deficit, has a significant stockholders’ deficit and at December 31, 2009 the Company did not have sufficient capital to fund its operations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
           September 29, 2010

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

BALANCE SHEETS

	June 30,	December 31,
	2010	2009	2008
	(unaudited)
ASSETS:

Current assets:
Cash and cash equivalents	$197,758	$226,667	$206,789
Prepaid expenses	18,654	10,898	12,934
Total current assets	216,412	237,565	219,723

Property and equipment, net	171,328	173,797	25,983
Other assets	56,139	58,639	63,639

Total assets	$443,879	$470,001	$309,345

LIABILITIES AND STOCKHOLDERS' DEFICIT:

Current liabilities:
Accounts payable	$52,540	$81,175	$104,423
Accrued interest payable	88,514	283,608	231,477
Accrued expenses	130,539	293,584	114,158
Total current liabilities	271,593	658,367	450,058

Loans payable	500,000	590,985	77,185
Convertible notes payable	-	2,840,000	2,401,000
Total liabilities	771,593	4,089,352	2,928,243

Commitments and contingencies

Stockholders' deficit:
Common stock , $0.001 par value; authorized
5,000,000 shares, issued and outstanding
2,261,862 shares at June 30, 2010 and
1,906,926 and 1,800,000 shares at December 31,
2009 and 2008, respectively	2,262	1,907	1,800
Additional paid-in capital	6,273,906	1,558,191	42,873
Deficit accumulated during the development stage	(6,603,882)	(5,179,449)	(2,663,571)
Total stockholders' deficit	(327,714)	(3,619,351)	(2,618,898)

Total liabilities and stockholders' deficit	$443,879	$470,001	$309,345

See report of independent registered public accounting firm and notes to the financial statements.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from November 28, 2005 (inception) to December 31, 2009	Period from November 28, 2005 (inception) to June 30, 2010
	(unaudited)	(unaudited)				(unaudited)

Operating expenses:
Research and development	$625,428	$790,034	$1,807,908	$936,550	$4,273,602	$4,899,030
General and administrative	550,897	311,542	835,515	474,495	1,907,322	2,458,219
Total operating expenses	1,176,325	1,101,576	2,643,423	1,411,045	6,180,924	7,357,249

Operating loss	(1,176,325)	(1,101,576)	(2,643,423)	(1,411,045)	(6,180,924)	(7,357,249)

Other income (expense):
Other income (expense)	-	-	383,000	-	383,000	383,000
Interest income	220	54	282	1,877	7,965	8,185
Interest expense	(248,328)	(123,987)	(255,737)	(154,901)	(613,199)	(861,527)
Other income (expense), net	(248,108)	(123,933)	127,545	(153,024)	(222,234)	(470,342)

Net loss	$(1,424,433)	$(1,225,509)	$(2,515,878)	$(1,564,069)	$(6,403,158)	$(7,827,591)

See report of independent registered public accounting firm and notes to the financial statements.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Balance on inception date, November 28, 2005	-	$-	$-	$-	$-
Issuance of founders stock	1,800,000	1,800	-	(1,800)	-
Share-based compensation expense	-	-	18,347	-	18,347
Net loss	-	-	-	(1,097,702)	(1,097,702)

Balance as of December 31, 2007	1,800,000	1,800	18,347	(1,099,502)	(1,079,355)

Share-based compensation expense	-	-	24,526	-	24,526
Net loss	-	-	-	(1,564,069)	(1,564,069)

Balance as of December 31, 2008	1,800,000	1,800	42,873	(2,663,571)	(2,618,898)

Share-based compensation expense	-	-	171,059	-	171,059
Conversion of convertible notes payable	106,926	107	1,344,259	-	1,344,366
Net loss	-	-	-	(2,515,878)	(2,515,878)
				.
Balance as of December 31, 2009	1,906,926	1,907	1,558,191	(5,179,449)	(3,619,351)

Share-based compensation expense	-	-	253,532	-	253,532
Issuance of common stock	79,536	80	999,920	-	1,000,000
Conversion of convertible notes payable	275,400	275	3,327,853	-	3,328,128
Beneficial conversion on notes payable	-	-	134,410	-	134,410
Net loss	-	-	-	(1,424,433)	(1,424,433)

Balance as of June 30, 2010 (unaudited)	2,261,862	$2,262	$6,273,906	$(6,603,882)	$(327,714)

See report of independent registered public accounting firm and notes to the financial statements.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from November 28, 2005 (inception) to December 31, 2009	Period from November 28, 2005 (inception) to June 30, 2010
	(unaudited)	(unaudited)				(unaudited)
Cash flows from operating activities:
Net loss	$(1,424,433)	$(1,225,509)	$(2,515,878)	$(1,564,069)	$(5,177,649)	$(6,602,082)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	23,622	14,154	32,084	7,702	48,087	71,709
Non-cash interest expense	191,604	120,075	221,899	146,678	434,299	625,903
Share-based compensation expense	253,533	17,951	171,059	24,526	213,932	467,465
Changes in operating assets and liabilities:
Prepaid expenses	(7,756)	4,831	2,036	(9,851)	(10,898)	(18,654)
Other assets	-	-	-	-	(75,000)	(75,000)
Accounts payable	(28,635)	(66,956)	(23,248)	82,218	81,175	52,540
Accrued interest payable	35,839	3,912	33,598	6,225	52,675	88,514
Accrued expenses	(163,045)	(22,248)	179,426	78,389	293,584	130,539
Net cash used in operating activities	(1,119,271)	(1,153,790)	(1,899,024)	(1,228,182)	(4,139,795)	(5,259,066)

Cash flows from investing activities:
Purchases of property and equipment	(18,653)	(100,448)	(174,898)	(23,637)	(205,523)	(224,176)
Net cash used in investing activities	(18,653)	(100,448)	(174,898)	(23,637)	(205,523)	(224,176)

Cash flows from financing activities:
Proceeds from issuance of convertible notes payable	200,000	1,200,000	1,580,000	1,436,000	3,981,000	4,181,000
Proceeds from (payments on) loans payable	(90,985)	-	513,800	-	590,985	500,000
Proceeds from issuance of common stock	1,000,000	-	-	-	-	1,000,000
Net cash provided by financing activities	1,109,015	1,200,000	2,093,800	1,436,000	4,571,985	5,681,000

(Decrease) increase in cash and cash equivalents	(28,909)	(54,238)	19,878	184,181	226,667	197,758

Cash and cash equivalents at beginning of period	226,667	206,789	206,789	22,608	-	-

Cash and cash equivalents at end of period	$197,758	$152,551	$226,667	$206,789	$226,667	$197,758

(continued)

See report of independent registered public accounting firm and notes to the financial statements.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

STATEMENTS OF CASH FLOWS (concluded)

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from November 28, 2005 (inception) to December 31, 2009	Period from November 28, 2005 (inception) to June 30, 2010
	(unaudited)	(unaudited)				(unaudited)

Supplemental disclosure of cash flow information and non-cash transactions:
Cash paid for interest	$20,924	$-	$-	$-	$-	$20,924

Conversion of convertible ntoes payable and accrued interest into common stock	$3,328,128	$1,055,438	$1,344,356	$-	$1,344,356	$4,672,484

Beneficial conversion feature on convertible notes payable	$134,410	$-	$-	$-	$-	$134,410

Issuance of founders shares	$-	$-	$-	$-	$1,800	$1,800

See report of independent registered public accounting firm and notes to the financial statements.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2009 and 2008, and the Period from
November 28, 2005 (Inception) through December 31, 2009

1.       NATURE OF OPERATIONS

Business

InVivo Therapeutics Corporation (“InVivo” or the “Company”) was incorporated on November 28, 2005 under the laws of the State of Delaware.  The Company is developing and commercializing biopolymer scaffolding devices for the treatment of spinal cord injuries (“SCI”).  The biopolymer devices are designed to protect the damaged spinal cord from further secondary injury and promote neuroplasticity, a process where functional recovery can occur through the rerouting of signaling pathways to the spared healthy tissue.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital.  Accordingly, the Company is considered to be in the development stage.

The Company is subject to a number of risks similar to other companies in their industry including rapid technological change, the risk that its products will fail to demonstrate efficacy in clinical trials, uncertainty of market acceptance of the product, competition from larger companies with similar products and dependence on key personnel.

Going concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As of December 31, 2009, the Company had cash of approximately $227,000, an accumulated deficit of approximately $5,179,000 and a stockholders’ deficit of approximately $3,619,000.  The Company is in the development stage, has no revenue and has relied on raising capital to finance its operations.  At December 31, 2009, the Company did not have sufficient capital to fund its operations.  This, in turn, raises substantial doubt about the Company’s ability to continue as a going concern.  The Company has plans for raising capital through a private placement of its common stock to provide it with the capital required to continue funding its operations.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

2.       SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies followed by the Company in the preparation of the financial statements is as follows:

Use of estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and changes in estimates may occur.

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Property and equipment

Property and equipment are carried at cost.  Depreciation expense is provided over the estimated useful lives of the assets using the straight-line method.  A summary of the estimated useful lives is as follows:

Classification	Estimated Useful Life
Computer hardware	5 years
Software	3 years
Research and lab equipment	5 years

Depreciation expense for the six months ended June 30, 2010 and for the years ended December 31, 2009 and 2008 was $21,122, $27,084 and $2,702, respectively.  Maintenance and repairs are charged to expense as incurred, while any additions or improvements are capitalized.

Research and development expenses

Costs incurred for research and development are expensed as incurred.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

For federal and state income taxes, deferred tax assets and liabilities are recognized based upon temporary differences between the financial statement and the tax basis of assets and liabilities.  Deferred income taxes are based upon prescribed rates and enacted laws applicable to periods in which differences are expected to reverse.  A valuation allowance is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Accordingly, the Company provides a valuation allowance, if necessary, to reduce deferred tax assets to amounts that are realizable.

Tax positions taken or expected to be taken in the course of preparing the Company’s tax returns are required to be evaluated to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority.  Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year.  There were no uncertain tax positions that require accrual or disclosure to the financial statements as of June 30, 2010 or December 31, 2009.

Concentrations of credit risk

The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.  The Company may from time to time have cash in banks in excess of FDIC insurance limits.

Impairment of long-lived assets

The Company continually monitors events and changes in circumstances that could indicate that carrying amounts of long-lived assets may not be recoverable.  An impairment loss is recognized when expected cash flows are less than an asset’s carrying value.  Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets.  The Company’s policy is to record an impairment loss when it is determined that the carrying value of the asset may not be recoverable.  No impairment charges were recorded in the six months ended June 30, 2010 or for the years ended December 31, 2009 and 2008.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-based payments

The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees, non-employees and directors as an expense in the statement of operations over the service period based on a measurement of fair value for each stock-based award.  The fair value of each option grant is estimated as of the date of grant using the Black-Scholes option-pricing model.  The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period.  Due to its limited operating history and limited number of sales of its Common Stock, the Company estimates its volatility in consideration of a number of factors including the volatility of comparable public companies.

Recent accounting pronouncements

In June 2008, the Financial Accounting Standards Board (“FASB”) ratified an accounting pronouncement that provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.  This accounting pronouncement is effective for fiscal years beginning after December 15, 2008.  The consensus must be applied to outstanding instruments as of the beginning of the fiscal year in which the consensus is adopted and should be treated as a cumulative-effect adjustment to the opening balance of retained earnings.  Early adoption is not permitted.  On January 1, 2009, the Company adopted this pronouncement and it did not have a material impact on the Company’s financial statements or related disclosures.

In October 2009, the FASB issued two related accounting pronouncements, Accounting Standards Update (“ASU”) 2009-13 and ASU 2009-14, relating to revenue recognition.  One pronouncement provides guidance on allocating the consideration in a multiple-deliverable revenue arrangement and requires additional disclosure, while the other pronouncement provides guidance specific to revenue arrangements that include software elements.  Both of these pronouncements are effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 and both must be adopted together.  The Company does not expect the adoption of these pronouncements to have a material impact on its financial statements.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

SIGNIFICANT ACCOUNTING POLICIES (concluded)

Recent accounting pronouncements (concluded)

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820), Improving Disclosures about Fair Value Measurements.  This Update requires new disclosures and clarifies existing disclosures regarding recurring and nonrecurring fair value measurements to provide increased transparency to users of the financial statements.  The new disclosures and clarification of existing disclosures are effective for interim and annual periods beginning after December 15, 2009, except for the disclosures pertaining to the roll forward of activity for Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The adoption of this Update on January 1, 2010 did not have a material impact on its financial statements.

3.       OTHER ASSETS

Other assets consist of a patent licensing fee paid to license intellectual property (see Note 12).  The Company is amortizing the license fee to research and development over its 15-year term.

	June 30,	December 31,
	2010	2009	2008
	(unaudited)

Patent licensing fee	$75,000	$75,000	$75,000
Accumulated amortization	(18,861)	(16,361)	(11,361)

	$56,139	$58,639	$63,639

4.       PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	June 30,	December 31,
	2010	2009	2008
	(unaudited)

Computer software and hardware	$55,784	$47,668	$30,625
Research and lab equipment	168,392	157,855	-
Less accumulated depreciation	(52,848)	(31,726)	(4,642)

	$171,328	$173,797	$25,983

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

5.       ACCRUED EXPENSES

Accrued expenses consisted of the following:

	June 30,	December 31,
	2010	2009	2008
	(unaudited)

Other accrued expenses	$3,000	$138,750	$11,725
Accrued payroll	23,507	18,969	14,500
Accrued vacation	24,032	15,865	7,933
Deferred compensation	80,000	120,000	80,000

	$130,539	$293,584	$114,158

Deferred compensation represents amounts owed to the Chief Executive Officer (“CEO”) and majority shareholder with respect to annual bonuses granted but not paid.

6.       LOANS PAYABLE

Loans payable consisted of the following:

	June 30,	December 31,
	2010	2009	2008
	(unaudited)

Advances from related party	$-	$90,985	$77,185
Loan payable	500,000	500,000	-

	$500,000	$590,985	$77,185

Advances from related party represent cash advances received from CEO and majority shareholder which permitted the Company to continue to fund its operations until it raised additional capital.  Interest accrued on these advances at an annual rate of 8%.  Interest expense related to Advances from related party was $2,310 in the six months ended June 30, 2010 and $8,437 and $6,225 in the years ended December 31, 2009 and 2008, respectively.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

LOANS PAYABLE (concluded)

The Company issued a $500,000 Note Payable in June 2009 to the Massachusetts Life Science Center, an independent public agency of the State of Massachusetts.  The Company received the $500,000 of funding from the Massachusetts Life Science Accelerator Program which was established for the purpose of providing seed capital to promising early stage life science companies.  The terms of the Note Payable call for full repayment upon the earlier of five years, the sale of the Company or a financing that raises minimum net proceeds of $5,000,000.  Interest accrues on the Note Payable at an annual rate of 10% and is payable at maturity.  Interest expense related to the Note Payable was $24,795 in the six months ended June 30, 2010 and $25,205 and none in the years ended December 31, 2009 and 2008, respectively.

7.       INCOME TAXES

No provision or benefit for federal or state income taxes has been recorded, as the Company has incurred a net loss for all of the periods presented, and the Company has provided a valuation allowance against its deferred tax assets.

At June 30, 2010 and December 31, 2009, the Company had federal and Massachusetts net operating loss carryforwards of approximately $5,491,000 and $4,139,000, respectively, of which federal carryforwards will expire in varying amounts beginning in 2021.  Massachusetts net operating losses begin to expire in 2011.  Utilization of net operating losses may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code, and similar state provisions.  The annual limitations may result in the expiration of net operating losses before utilization.  The Company also had research and development tax credit carryforwards at June 30, 2010 and December 31, 2009 of approximately $172,000 and $154,000, respectively, which will begin to expire in 2018 unless previously utilized.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES (continued)

Significant components of the Company’s net deferred tax asset are as follows:

	Six Months Ended	Years Ended December 31,
	June 30, 2010	2009	2008
	(unaudited)

Net operating loss carryforward	$2,215,000	$1,679,000	$812,000
Research credit carryforward	172,000	154,000	114,000
Stock based compensation	162,000	69,000	-
Accrued interest	36,000	151,000	103,000
Other temporary differences	36,000	52,000	32,000
	2,621,000	2,105,000	1,061,000
Valuation allowance	(2,621,000)	(2,105,000)	(1,061,000)

Net deferred tax asset	$-	$-	$-

The Company has maintained a full valuation allowance against its deferred tax assets in all periods presented.  A valuation allowance is required to be recorded when it is more likely than not that some portion or all of the net deferred tax assets will not be realized.  Since the Company cannot be assured of realizing the net deferred tax assets, a full valuation allowance has been provided.  In the years ended December 31, 2009 and 2008, the valuation allowance increased by $1,044,000 and $630,000, respectively.

The Company has no unrecognized tax benefits at June 30, 2010 and December 31, 2009 that would affect its effective tax rate.  The Company does not anticipate a significant change in the amount of unrecognized tax benefits over the next twelve months.  Since the Company is in a loss carryforward position, the Company is generally subject to US federal and state income tax examinations by tax authorities for all years for which a loss carryforward is available.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

INCOME TAXES (concluded)

Income tax benefits computed using the federal statutory income tax rate differs from the Company’s effective tax rate primarily due to the following:

	Six Months Ended	Years Ended December 31,
	June 30, 2010	2009	2008
	(unaudited)

Statutory tax rate	34.0%	34.0%	34.0%
State taxes, net of federal benefit	5.6%	6.2%	5.8%
Permanent differences and other	(3.7)%	(0.2)%	(2.6)%
R&D credits	1.3%	1.6%	3.5%
Increase in valuation reserve	(37.2)%	(41.6)%	(40.7)%

Effective tax rate	0.0%	0.0%	0.0%

8.       CONVERTIBLE NOTES PAYABLE

The Company issued Convertible Notes Payable to investors totaling $4,181,000.  In the six months ended June 30, 2010 and years ended December 31, 2009 and 2008, these notes provided cash proceeds of $200,000, $1,580,000 and $1,436,000, respectively.

The terms of the Convertible Notes Payable stipulate that the notes will be converted into shares of Common Stock upon the earlier of maturity of the notes or the completion of a single financing or a series of related financings that raise a minimum of $4,000,000 or $5,000,000 depending on the terms of the individual notes.  The notes convert at the offering price of such financing.

Certain of the notes entitled the holders to receive either a 10% or 20% discount on the conversion price if the notes were converted prior to the maturity date.  The Company initially measured the contingent beneficial conversion feature upon issuance as the difference between the conversion price and the fair value of the Common Stock.  The Company assumed the most favorable conversion price that would be in effect assuming no changes to the circumstances other than the passage of time.  Therefore, no beneficial conversion feature was recorded at issuance.  In March 2010, the Company completed a series of financings exceeding $4 million which accelerated the conversion of certain notes prior to their maturity dates triggering the discount provisions discussed above.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

CONVERTIBLE NOTES PAYABLE (concluded)

The Company recorded the beneficial conversion features as a discount on the notes and additional paid-in capital.  As the discounts occurred simultaneously with the conversion of the notes, the discounts were immediately accreted to non-cash interest expense.  In the six months ended June 30, 2010, the Company recorded beneficial conversion features and related non-cash interest expense of $134,410.

In the year ended December 31, 2009, Convertible Notes Payable with a principal balance of $1,141,000 and accrued interest payable of $203,366 converted at maturity into 106,926 shares of Common Stock.

In the six months ended June 30, 2010, the remaining outstanding Convertible Notes Payable of $3,040,000 and accrued interest payable of $288,128 converted into 275,400 shares of Common Stock upon a financing event, as defined above.  As of June 30, 2010, all of the Convertible Notes Payable had been converted into Common Stock.

Interest accrued on the outstanding balances at an annual rate of 8%.  At the election of the Company, the accrued interest was to be paid in cash or in Common Stock at the time the notes were converted to Common Stock.  For the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008, the Company accrued interest expense on the notes of $57,195, $221,899 and $146,678, respectively.  For the six months ended June 30, 2010, the Company accrued interest expense $29,852 for the interest owed that the Company elected to pay in cash in lieu of Common Stock.

9.       COMMON STOCK

The Company has authorized 5,000,000 of Common Stock, $0.001 par value per share, of which 2,261,862 shares, 1,906,926 shares and 1,800,000 shares were issued and outstanding as of June 30, 2010 and December 31, 2009 and 2008, respectively.

At inception, the Company issued its founders 1,800,000 shares of common stock with a par value of $1,800 for no consideration.

In March 2010, the Company sold 79,536 shares of Common Stock to an investor at a price per share of $12.57 and the Company received cash proceeds of $1,000,000.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

COMMON STOCK (concluded)

In the six months ended June 30, 2010, the Company issued 275,400 shares of Common Stock to the holders of Convertible Notes Payable upon the conversion of these notes.  At the conversion date, the principal balance of $3,040,000 and accrued interest payable of $288,128 were converted into Common Stock at a price of $12.57 per share.  Certain notes provided for conversion at a discount to the $12.57 price (see Note 8).

In 2009, the Company issued 106,926 shares of Common Stock to the holders of Convertible Notes Payable upon conversion of these notes.  At the conversion dates, the principal balance of $1,141,000 and accrued interest payable of $203,366 were converted into Common Stock at a price of $12.57 per share.

To date, the Company has delivered stock certificates for 182,444 shares of Common Stock to the holders of Convertible Notes Payable as a result of conversions.  The Company has requested that the holders sign an acknowledgement that they accept the terms of the conversion and a stockholders agreement.  The Company intends to deliver the remaining stock certificates for 199,882 share of Common Stock to holders upon receipt of the acknowledgement letter and stockholders agreement.  To date, the terms of the conversion have been disputed by certain shareholders (see Note 13).

10.     STOCK OPTIONS

The Company adopted a Stock Option Plan in 2007 (the “2007 Plan”).  Pursuant to the 2007 Plan, the Company’s Board of Directors (or committees and/or executive officers delegated by the Board of Directors) may grant incentive and nonqualified stock options to the Company’s employees, officers, directors, consultants and advisors.  Plan options are exercisable for up to 10 years from the date of issuance.  As of December 31, 2009, the aggregate number of common shares which may be issued under the 2007 Plan was 1,000,000 shares.

Share-based compensation

For stock options issued and outstanding during the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008, the Company recorded non-cash, stock-based compensation expense of $253,533, $171,059 and $24,526, respectively, each net of estimated forfeitures.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

STOCK OPTIONS (continued)

Share-based compensation (continued)

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table.  Due to its limited operating history and limited number of sales of its common stock, the Company estimated its volatility in consideration of a number of factors including the volatility of comparable public companies.  The Company uses historical data, as well as subsequent events occurring prior to the issuance of the financial statements, to estimate option exercises and employee terminations within the valuation model.  The expected term of options granted under the Company’s stock plans, all of which qualify as “plain vanilla,” is based on the average of the contractual term (generally 10 years) and the vesting period (generally 48 months) as permitted under SEC Staff Accounting Bulletin Nos. 107 and 110.  For non-employee options, the expected term is the contractual term.  The risk-free rate is based on the yield of a U.S. Treasury security with a term consistent with the option.

The assumptions used principally in determining the fair value of options granted to employees were as follows:

	Six Months Ended	Years Ended December 31,
	June 30, 2010	2009	2008
	(unaudited)

Risk-free interest rate	3.24%	2.68%	3.24%
Expected dividend yield	0%	0%	0%
Expected term (employee grants)	7.45 years	6.25 years	7.75 years
Expected volatility	49.15%	50.10%	49.15%

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

STOCK OPTIONS (concluded)

Share-based compensation (concluded)

A summary of option activity under the Company’s stock plans and options granted to officers of the Company outside any plan as of June 30, 2010, December 31, 2009 and 2008 and changes during the periods then ended is presented below:

Options	Shares	Weighted - Average Exercise Price	Weighted - Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at January 1, 2008	127,000	$1.00
Granted	89,456	$1.00

Outstanding at December 31, 2008	216,456	$1.00
Granted	70,000	$11.91
Forfeited	(6,000)	$1.00

Outstanding at December 31, 2009	280,456	$3.72	8.46	$2,481,256

Granted	42,000	$12.57

Outstanding at June 30, 2010 (unaudited)	322,456	$4.88	8.20	$2,481,256

Vested at December 31, 2009	106,865	$1.00	7.76	$1,236,428

Unvested at December 31, 2009	173,591	$5.40	8.89	$1,244,828

Vested at June 30, 2010 (unaudited)	134,166	$1.00	7.25	$1,552,301

Unvested at June 30, 2010 (unaudited)	188,290	$7.64	8.89	$928,955

The weighted-average grant-date fair value of options granted during the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008 was $6.40, $6.13 and $0.48 per share, respectively.  The total fair value of options that vested in the six months ended June 30, 2010 and the years ended December 31, 2009 and 2008 was $139,505, $346,976 and $297,736, respectively.  As of June 30, 2010 and December 31, 2009, there was approximately $1,031,986 and $1,026,595 of total unrecognized compensation expense, respectively, related to non-vested share-based option compensation arrangements.  The unrecognized compensation expense is estimated to be recognized over a period of 2.82 years at June 30, 2010 and 2.72 years at December 31, 2009.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

11.     EMPLOYEE BENEFIT PLAN

In November 2006, the Company adopted a 401(k) plan (the “Plan”) covering all employees.  Employees must be 21 years of age in order to participate in the Plan.  Under the Plan, the Company has the option to make matching contributions but has elected not to do so.

12.     INTELLECTUAL PROPERTY LICENSE

The Company has obtained a world-wide exclusive license (the “CMCC License”) for patents co-owned by Massachusetts Institute of Technology and Harvard’s Children’s Hospital covering the use of biopolymers to treat spinal cord injuries, and to promote the survival and proliferation of human stem cells in the spinal cord.  The CMCC License has a 15-year term, or as long as the life of the last expiring patent right, whichever is longer, unless terminated earlier by the licensor.  In connection with the CMCC License, the Company paid an initial $75,000 licensing fee (see Note 3) and is required to pay certain annual maintenance fees, milestone payments and royalties.  All costs associated with maintenance of the CMCC License are expensed as incurred.

13.     COMMITMENTS AND CONTINGENCIES

In 2009, the Company filed a lawsuit against a party alleging damages from a breach of a contract under which the party was providing services to the Company.  In exchange for a payment of $383,000 from the party, the Company agreed to dismiss the lawsuit.  The $383,000 received was recorded as Other Income in the Statement of Operations in the year ended December 31, 2009.

The Company has received a claim from a single holder of $200,000 of Convertible Notes Payable disputing the terms of the conversion and the party has threatened to litigate, although no such litigation has been commenced.  Certain other shareholders have also disputed the terms of the conversion.  The Company intends to vigorously defend itself in these matters.

14.     SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 29, 2010, which is the date the financial statements were available to be issued.  Other than as discussed below, there were no subsequent events that require adjustment to or disclosure in the financial statements.

See report of independent registered public accounting firm.

INVIVO THERAPEUTICS CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Concluded)

SUBSEQUENT EVENTS (concluded)

Bridge financing

From July through September 2010, the Company raised $500,000 from the sale of 6% convertible promissory notes (the “Bridge Notes”).  The Bridge Notes will automatically convert into the equity securities of the next financing if a minimum of $3 million is raised; otherwise the notes are due and payable on December 31, 2010.  The Bridge Notes accrue interest at a rate of 6% per annum.

In connection with the Bridge Notes, the Company also issued to the investors warrants to purchase 36,310 shares of Common Stock.  The warrants are exercisable for a period of five years with an exercise price of $13.77 per share.  The warrants have anti-dilution rights.  Therefore, the Company expects to account for these warrants as derivative liabilities.

The Company engaged a registered broker-dealer as a placement agent in conjunction with the Bridge Notes.  As compensation, the placement agent received a warrant to purchase 7,262 shares of Common Stock an exercise price of $13.77 per share.

See report of independent registered public accounting firm.

Item 9.01(b)   Pro Forma Financial Statements

Pro Forma Financial Statements
InVivo Therapeutics Holdings Corp.
And
Subsidiary

On October 26, 2010, InVivo Therapeutics Corporation (“InVivo”) completed a reverse merger transaction (the “Merger”) with InVivo Therapeutics Holdings Corp. (formerly Design Source, Inc.).  InVivo is a wholly owned subsidiary of InVivo Therapeutics Holdings Corp (ITHC), which continues to operate the business of InVivo. ITHC issued 31,647,190 shares of its common stock to the holders of InVivo common stock.

The Merger is being accounted for as a “reverse merger,” and InVivo is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of InVivo and will be recorded at the historical cost basis of InVivo, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of InVivo, historical operations of InVivo and operations of InVivo from the Closing Date of the Merger.

Upon the closing of the Merger, ITHC transferred all of its operating assets and liabilities to D Source Split Corp. and split-off D Source Split Corp. through the sale of all of the outstanding capital stock of D Source Split Corp. (“the Split-Off”). After the completion of the Merger and Split Off , InVivo Therapuetics Holdings Corp.’s consolidated financial statements will include only the assets and liabilities of  InVivo.

Concurrent with the completion of the  Merger, ITHC completed a private placement of 10,514,097 units of its securities for total gross proceeds of $10,514,097 and net proceeds of $8,756,000. Each  Unit consisted of one share of common stock and a warrant to purchase one share of common stock exercisable at $1.40 per share. Upon closing the Merger and private placement, ITHC had 49,161,268 shares outstanding.

These pro forma financial statements are prepared assuming the transaction occurred on June 30, 2010 (as to the balance sheet) and on April 1, 2009 and 2010  (as to the income statements). InVivo has a December 31 year end while ITHC has a March 31 year end. Since the year ends are within ninety days,  Vivo’s  operations  for the  year ended December 31, 2009 were  combined with ITHC  operations for the year ended  March 31, 2010.

Audited financial statements of InVivo and Design Source, Inc have been used in the preparation of the pro forma statement of operations for the year ended December 31, 2009 for InVivo and March 31, 2010 for Design Source, Inc.  Unaudited financial statements have been used in the preparation of the pro forma balance sheet as of June 30, 2010 and for the statement of operations for the three months ended June 30, 2010.

The pro forma financial statements should be read in conjunction with the separate financial statements and related notes thereto of the InVivo and Design Source, Inc.  These pro forma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred at the end of the periods indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

PRO FORMA BALANCE SHEET
INVIVO THERAPEUTICS HOLDING CORP
AS OF JUNE 30, 2010
UNAUDITED

	Invivo	Design	Adjustment	Adjustment
	Therapeutics, Inc.	Source, Inc.	(Note 1)	(Note 2)	Pro Forma
ASSETS:

Current assets:
Cash and cash equivalents	$197,758	$38,665	$(38,665)	$8,255,948	$8,453,706
Prepaid expenses	18,654	-	-	-	18,654

Total current assets	216,412	38,665	(38,665)	8,255,948	8,472,360

Property and equipment, net	171,328	-	-	-	171,328
Other assets	56,139	-	-	-	56,139

Total assets	$443,879	$38,665	$(38,665)	$8,255,948	$8,699,827

LIABILITIES AND STOCKHOLDERS' DEFICIT:

Current liabilities:
Accounts payable	$52,540	$13,216	$(13,216)	$-	$52,540
Convertible notes		87,558	(87,558)	-	-
Accrued interest payable	88,514				88,514
Accrued expenses	130,539				130,539
Total current liabilities	271,593	100,774	(100,774)		271,593

Loans payable	500,000	-	-	(500,000)	-
Common stock warrant liability				4,334,124	4,334,124
Convertible notes payable	-	76,048	(76,048)		-
Total liabilities	771,593	176,822	(176,822)	3,834,124	4,605,717

Commitments and contingencies

Stockholders' equity (deficit):
Common stock , $0.00001 par value; authorized 100,000,000 shares, issued and outstanding 49,161,268 shares at June 30, 2010	2,262	113	(113)	(1,770)	492
Additional paid-in capital	6,273,906	585,810	(585,810)	4,423,594	10,697,500
Deficit accumulated during the development stage	(6,603,882)	(723,880)	723,880	-	(6,603,882)
Total stockholders' equity (deficit)	(327,714)	(137,957)	137,957	4,421,824	4,094,110

Total liabilities and stockholders' deficit	$443,879	$38,865	$(38,865)	$8,255,948	$8,699,827

Note 1- Reflects the split off of the assets and liabilities of Design Source, Inc. per the merger agreement.
Note 2-Reflects the closing on October 26, 2010 of private placement that raised $10,506,000 gross and $8,756,000 net of expenses and:
The recapitalization of InVivo as part of the merger agreement.
The repayment of $500,000 loan on October 26, 2010.
The allocation of $4,334,124 of gross proceeds from financing to common stock warrant liability based on the fair value of the warrants.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
INVIVO THERAPEUTICS HOLDINGS COMPANY
YEAR ENDED MARCH 31, 2010
UNAUDITED

	Invivo
	Therapeutics,	Design
	Inc.	Source, Inc.
	Year Ended	Year Ended
	December 31,	March 31,
	2009	2010	Adjustments	Pro Forma
Operating expenses:
Research and development	$468,044	$-	$-	$468,044
General and administrative	326,227	26,161	-	352,388
Total operating expenses	794,271	26,161	-	820,432

Operating loss	(794,271)	(26,161)	-	(820,432)

Other income (expense):
Other income (expense)	-	-		-
Interest income	133	5		138
Interest expense	(176,307)	(2,694)		(179,001)
Other income (expense), net	(176,174)	(2,689)	-	(178,863)

Net loss	$(970,445)	$(28,850)	$-	$(999,295)

Net loss per share, basic and diluted		$(0.00)		$(0.02)

Weighted average number of common shares outstanding, basic and diluted		11,218,457		49,161,268

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED MARCH, 31 2010
INVIVO THERAPEUTICS HOLDINGS CORP.
UNAUDITED

	Invivo	Design
	Therapeutics,	Source, Inc.
	Inc.	Year Ended
	Year Ended	March 31,
	December 31, 2009	2010	Adjustments		Pro Forma

Operating expenses:
Research and development	$1,807,908	$-	$-		$1,807,908
General and administrative	835,515	56,062	-		891,577
Total operating expenses	2,643,423	56,062	-		2,699,485

Operating loss	(2,643,423)	(56,062)	-		(2,699,485)

Other income (expense):
Other income (expense)	383,000	-			383,000
Interest income	282	-			282
Interest expense	(255,737)	(5,910)	(248,812	) (Note 1)	(510,459)
Other income (expense), net	127,545	(5,910)	(248,812)		(127,177)

Net loss	$(2,515,878)	$(61,972)	$(248,812)		$(2,826,662)

Net loss per share, basic and diluted		$(0.01)			$(0.06)

Weighted average number of common shares outstanding, basic and diluted		11,218,457			49,161,268

Note 1: Pro Forma adjustment assumes all notes payable converted on January 1, 2009 resulting  in a reduction of interest expense of $221,689 offset by an increase in interest expense of $470,501 due to the beneficial conversion feature being triggered on certain notes due to early conversion.